Exhibit 10.7

LEASE AGREEMENT

BASIC LEASE INFORMATION

The following Basic Lease Information is hereby incorporated into and made a part of the Lease between Landlord and Tenant to which it is attached. Each reference in the Lease to any of the Basic Lease Information shall mean the respective information set forth below, and such information is incorporated as a part of the terms provided under the particular Lease Section pertaining to such information. In the event of any conflict between any Basic Lease Information and the Lease, the former shall control.

1.          Building: The approximately 162,587 square foot building (the “Building”) to be constructed by Landlord on the Premises, in accordance with the provisions of Exhibit “B” attached hereto and incorporated herein. Upon Substantial Completion (defined in Section 9.1 of this Basic Lease Information) of the Building and not later than the Rent Commencement Date, Landlord’s architect shall measure the Building to determine its usable square footage area utilizing the BOMA ANSI-Z-65.1 method of measurement (“Useable Square Footage”). Tenant may verify Landlord’s measurement utilizing its own architect.

2.	Landlord: Workstage-Oregon, LLC, a Michigan limited liability company
3.	Landlord’s Address for Giving of Notices and Payment of Rent:
Workstage-Oregon, LLC
Attention: Joe Peters
4700 60th Street S.E.
Grand Rapids, MI 49512
4.	Tenant: Royal Caribbean Cruises Ltd., a Liberian corporation
5.	Tenant’s Address for Giving of Notices:

Royal Caribbean Cruises Ltd.

Attention: VP, Chief Human Resource Officer

1050 Caribbean Way

Miami, FL 33132

With a copy to:

Royal Caribbean Cruises Ltd.

Attention: General Counsel

1050 Caribbean Way

Miami, FL 33132

6.    Premises: The real property described on Exhibit “A” attached hereto and incorporated herein, including all improvements located thereon.

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7.    Use: General business, which includes, but is not limited to, infrastructure necessary for a customer contact/call center, the use of conference and computer facilities, employee cafeteria and related facilities, a wellness facility, a childcare facility, and other legally permitted uses consistent with the characteristics of a first-class office building in the Eugene-Springfield metropolitan area.

8.	Lease Document Issuance and Reference Date: January 24, 2005.
9.	Commencement Dates:

9.1        Lease Commencement Date: The Lease Commencement Date for the Premises shall be the later of the following dates: (a) Substantial Completion of the Building; or (b) December 23, 2005. As used herein, the terms “Substantial Completion” and “Substantially Complete” means that (i) a temporary Certificate of Occupancy for the Building has been issued; (ii) at least ninety-five percent (95%) of all detail work that is the responsibility of the Landlord is in place; (iii) all mechanical, electrical, HVAC, elevators, life-safety and communication systems shall be operational in the Building and on the Premises; (iv) a punch list that reflects less than five percent (5%) of the total work that is the obligation or under the control of the Landlord is left to be completed; (v) all common area improvements for the Premises shall be at least ninety-five percent (95%) complete, including, but not limited to, the roadways, parking lot, landscaping, Building lobby, and entrances thereto, corridors and restrooms; and (vi) the Premises are suitable for the conduct of Tenant’s daily business operations. Tenant may, after receipt of Landlord’s prior approval, which approval shall not be unreasonably withheld, conditioned or delayed, (and subject to local municipal approval as applicable) enter onto the Premises from time to time prior to the Lease Commencement Date for the purpose of employee training and to install its furniture, equipment and phone system, all at Tenant’s expense. Landlord covenants, represents and warrants that the data center portion of the Premises will be completed on or before August 26, 2005; Landlord shall permit Tenant to have access to the data center portion of Premises for the purpose of installing data center equipment at Tenant’s expense on or before said date. Landlord shall permit Tenant to have early access to the remainder of the Premises for the purpose of: (a) installing of furniture and equipment on or before December 13, 2005; and (b) conducting public relations events, including a job fair and related activities, on or before December 13, 2005 (both at Tenant’s expense and subject to Tenant’s receipt of municipal approval as applicable). All early access granted hereunder shall be deemed to be upon all the terms, covenants, conditions and provisions of this Lease, including specifically Section F of Exhibit “B”, except for the payment of Rent. Deadlines and performance obligations of Landlord and Tenant pursuant to this Section 9.1 are subject to Force Majeure, as defined in Section 31.

9.2        Rent Commencement Date: The Rent Commencement Date for the Premises shall be thirty (30) days after the Lease Commencement Date.

10.  Expiration Date: The day prior to the twentieth anniversary of the Lease Commencement Date. Tenant may extend the Lease Term per Section 27.

11.  Base Rent: Base Rent shall be paid monthly. Except as provided below, Base Rent shall equal $285,585.50 per month. The months referred to above are the full calendar months

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after any first partial month of the Lease Term. The monthly Base Rent rate for any such partial month shall be the same as the rate specified for the first full calendar month when Base Rent is payable. Base Rent shall increase two percent (2%) per year on each anniversary of the Rent Commencement Date. Each increase in Base Rent shall be cumulative. Landlord and Tenant acknowledge that pursuant to the Memorandum of Understanding between Tenant and the State of Oregon (the “State”), the State has agreed to award Tenant with up to $300,000 for roads, rights of way, sewers, storm water discharge and treatment and other qualifying uses under the Oregon Special Works Fund. Tenant shall direct the State to award the $300,000 amount directly to Landlord. Base Rent will be adjusted downward to the extent that that Landlord receives any portion of the $300,000 award. For example, if the entire $300,000 is paid to Landlord, then Base Rent shall decrease to $283,448.00 per month.

12.  Brokers: Cushman & Wakefield of Florida, Inc. in cooperation with Cushman & Wakefield of Oregon, Inc.

LANDLORD	TENANT
WORKSTAGE-OREGON, LLC, a Michigan limited liability company By: /S/ JOHN C. COTTRELL Its: John C. Cottrell, Member Date: January 24, 2005	ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation By: /S/ JACK L. WILLIAMS Its: Jack L. Williams Date: January 24, 2005

Exhibits (6):

Exhibit “A” – Premises Description

Exhibit “B” – Landlord’s Work (Build to Suit)

Exhibit “C” – Memorandum of Lease

Exhibit “D” – Lease Commencement Agreement

Exhibit “E” – Subordination, Non-Disturbance and Attornment Agreement

Exhibit “F” – List of Initial Improvements

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LEASE AGREEMENT

TERMS AND CONDITIONS

SECTION 1

DEMISE AND RENT

1.1        Demise. Landlord hereby leases to Tenant, and Tenant hereby leases from Landlord, upon and subject to the terms, covenants, provisions and conditions of this Lease Agreement (herein called the “Lease”), the Premises described in the Basic Lease Information.

1.2        Commencement and Expiration Dates. The term of this Lease (herein called “Lease Term”) shall be for the period specified in the Basic Lease Information (or until sooner terminated as herein provided), as the same may be renewed pursuant to Section 27. After the Lease Commencement Date has occurred, the parties shall execute the Lease Commencement Agreement attached hereto as Exhibit “D”, and incorporated herein, confirming the actual Lease Commencement Date.

1.3        Rent. The rents shall be and consist of a Base Rent (herein called “Base Rent”) and Additional Rent (herein called “Additional Rent”). For purposes of this Lease Agreement, Base Rent and Additional Rent are referred to collectively as “Rent.” Base Rent shall be the amount indicated in the Basic Lease Information. Base Rent shall be payable in equal monthly installments in advance on the first day of each and every calendar month during the term of this Lease (except to the extent otherwise specifically provided elsewhere in this Lease). Additional Rent shall consist of all other sums of money as shall become due from and payable by Tenant to Landlord or to others as instructed by Landlord pursuant to the terms of this Lease. All Rent shall be paid in lawful money of the United States of America to Landlord at its office or such other place, as Landlord shall designate by notice to Tenant. Tenant shall pay the Base Rent and Additional Rent promptly when due without notice or demand and without any abatement, deduction or offset for any reason whatsoever, except as expressly provided in this Lease. If the Lease Commencement Date occurs on a day other than the first day of a calendar month, the Base Rent for that partial calendar month shall be prorated on a daily basis.

1.4        Late Charge. Tenant recognizes that late payment of any Base Rent from Tenant to Landlord will result in administrative expense to Landlord, the extent of which additional expense is extremely difficult and economically impractical to ascertain. Tenant therefore agrees that if Base Rent from Tenant to Landlord remains unpaid ten (10) days after it is due, the amount of such unpaid Base Rent shall be increased by a late charge to be paid to Landlord by Tenant in an amount equal to $2,000.00; provided, however, that Tenant is not obligated to pay the $2,000 late charge until Tenant has been 10 days late in the payment of Base Rent more than one (1) time in each calendar year of the Lease Term. Tenant agrees that such amounts are reasonable estimates of the loss and expense to be suffered by Landlord as a result of such late payment by Tenant and may be charged by Landlord to defray such loss and expense. Overdue Rent (Base Rent and Additional Rent) shall bear interest payable to Landlord from the date due until paid at a rate equal to the lesser of (i) nine percent (9%) per annum, or (ii) three percent (3%) per annum above the “Prime Rate” as reported by the Wall Street Journal from time to

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time (items (i) and (ii) are collectively referred to herein as the “Rate”). The provisions of this Section in no way relieve Tenant of the obligation to pay Rent on or before the date on which it is due, nor do the terms of this Section in any way affect Landlord’s remedies pursuant to Section 19 of this Lease if Rent is past due.

1.5	Supplemental Rent.

1.5.1     Calculation. In addition to Base Rent, Tenant shall pay to Landlord the following amount monthly as “Supplemental Rent”, which shall be treated as “Additional Rent”:

(Usable Square Footage multiplied by $.30) divided by 12.

1.5.2     Purpose. The purpose of Supplemental Rent is to fund Landlord’s obligations pursuant to Section 12.1.

1.5.3    Escalation. On each anniversary of the Rent Commencement Date, Supplemental Rent shall adjust to the Consumer Price Index Rate (provided that in no event shall Supplemental Rent decrease). The term “Consumer Price Index Rate” shall be an amount calculated by adjusting the then-current Supplemental Rent amount by a percentage equal to the percentage change over the preceding twelve (12) month period of the "Consumer Price Index - U.S. City Average for all Items for All Urban Consumers (1982-84=100)" published in the Monthly Labor Review by the Bureau of Labor Statistics of the United States Department of Labor (the "CPI-U"), using the CPI-U published thirty (30) days prior to the anniversary. Notwithstanding the foregoing, annual increases in the Supplemental Rent shall be capped at two percent (2%) per year. Landlord covenants to calculate the adjustment fairly and accurately. If the CPI-U is discontinued, the "Consumer Price Index - U.S. City Average for all Items for Urban Wage Earners and Clerical Workers (1982-84=100)" published in the Monthly Labor Review by the Bureau of Labor Statistics of the United States Department of Labor shall be used for making the computation. If the Bureau of Labor Statistics no longer maintains such statistics on the purchasing power of the U.S. consumer dollar, comparable statistics published by a responsible financial periodical or recognized authority selected by the parties shall be used for making the computation. If the CPI-U base year 1982-84 (or other base year for a substituted index) is changed, the denominator figure used in making the computation in this Section 1.5.3 shall accordingly be changed so that all increases in the CPI-U from the base year are taken into account notwithstanding any such change in such CPI-U base year.

SECTION 2

USE

2.1        Generally. Tenant shall use and occupy the Premises for the use specified in the Basic Lease Information and for no other purpose without the written consent of Landlord, which consent shall not be unreasonably withheld, conditioned or delayed. Withholding consent to a change of use shall be deemed unreasonable unless Landlord has a legitimate business purpose for withholding consent. Tenant shall not commit or allow the commission of any waste in, on, or about the Premises. Tenant shall not use the Premises or permit anything to be done in or about the Premises that will conflict with any law, statute, ordinance, or governmental rule or

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regulation now in force or which may hereafter be enacted or promulgated (the “Legal Requirements”).

2.2        ADA Law Compliance. Landlord and Tenant acknowledge that the provisions of the Americans with Disabilities Act (the “ADA”) allow allocation of responsibility for compliance with the terms and conditions of the ADA in the Lease. Landlord and Tenant agree that the responsibility for compliance with the ADA shall be allocated as set forth in this Section. Landlord shall be responsible for compliance with the applicable provisions of the ADA with respect to the Premises and Landlord represents that any improvements installed by Landlord pursuant to Exhibit “B” will conform to the ADA requirements imposed by the local governmental authorities in connection with the issuance of building permits and inspection of the Premises to verify compliance with the approved plans and specifications. Tenant shall, at Tenant’s expense, promptly comply with all requirements of any legally constituted public authorities made necessary by reason of Tenant’s specific use of the Premises, including without limitation, the ADA.

2.3        Environmental Law Compliance. For purposes of this Section the term “Hazardous Substances” means and includes all hazardous and toxic substances, waste or materials, any pollutant or contaminant, including, without limitation, PCBs, asbestos, asbestos-containing material, and raw materials that are included under or regulated by any Environmental Laws. For purposes of this Lease the term “Environmental Laws” shall mean and include all federal, state and local statutes, ordinances, regulations and rules presently in force or hereafter enacted relating to environmental quality, contamination, and clean-up of Hazardous Substances including, without limitation, the Comprehensive Environmental Response, Compensation and Liability Act of 1980, 42 § 6091 et seq., as amended by the Superfund Amendments and Reauthorization Act of 1986, the Resource Conservation and Recovery Act of 1976, 42 U.S.C. § 6091 et seq., as amended by the Hazardous and Solid Waste Amendments of 1984, and state superlien and environmental clean-up statutes and all rules and regulations presently or hereafter promulgated under said statutes as amended. Landlord represents that, to the best of Landlord’s knowledge, the Premises are in compliance with all Environmental Laws respecting Hazardous Substances, and that Landlord has received no notice of any pending or threatened lien, action or proceeding respecting any alleged violation of Environmental Laws respecting Hazardous Substances that has occurred on or near the Premises or in or about the Building. Landlord and Tenant shall each promptly comply with any future Environmental Laws to the extent applicable to the Premises. Tenant and Landlord shall not bring or permit anyone to bring Hazardous Substances onto the Premises in excess of those substances customarily used office settings; Tenant and Landlord shall comply with all Environmental Laws in conjunction with its use and disposal of the same. Landlord and Tenant are each responsible for their own acts and omissions relating to compliance with Environmental Laws and the use of Hazardous Substances at the Premises. The parties have agreed to not apportion the environmental risks between them relating to third-party acts or omissions related to Environmental Laws and Hazardous Substances and agree to defer to and avail themselves to state law and federal law with respect to the apportionment of damages related to third-party acts and omissions relating to Environmental Laws and Hazardous Substances.

2.4        Indemnity Regarding Legal Violations. Tenant shall indemnify and hold harmless Landlord from and against any and all claims arising from Tenant’s breach of its

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representations, warranties and covenants under this Lease respecting compliance with Legal Requirements including but not limited to Environmental Laws; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all reasonable attorneys’ fees and expenses. Landlord shall indemnify and hold harmless Tenant from and against any and all claims arising from Landlord’s breach of its representations, warranties and covenants under this Lease respecting compliance with Legal Requirements including but not limited to the ADA or Environmental Laws; together with all costs, expenses and liabilities incurred or in connection with each such claim, action, proceeding or appeal, including, without limitation, all reasonable attorneys’ fees and expenses.

SECTION 3

TENANT’S ACCEPTANCE AND MAINTENANCE OF PREMISES

By taking possession of the Premises on the Lease Commencement Date, Tenant accepts the Premises as being Substantially Complete. Tenant shall not be required to accept the Premises unless and until the Premises are Substantially Complete. Landlord’s obligations with respect to the Premises are as set forth in Section 12.1 hereof. Tenant’s obligations with respect to the Premises are as set forth in Section 12.2 hereof. Landlord shall provide Tenant with at least monthly updates on the status of Landlord’s Work and shall provide Tenant thirty (30) days prior notice of the exact date the Premises will be ready for Tenant to take possession. Landlord shall promptly and diligently repair any “punchlist” items and any latent defects in the Premises (except any improvements constructed by Tenant or its agents or employees) within sixty (60) days following notice by Tenant.

SECTION 4

LANDLORD’S OPERATING EXPENSES AND TAXES

4.1        Landlord’s Operating Expenses. For the purposes of this Lease, the term “Landlord’s Operating Expenses” shall mean all expenses paid or incurred by Landlord (or on Landlord’s behalf) as reasonably determined by Landlord (in accordance with generally accepted accounting principles, if applicable or appropriate) to be necessary or appropriate for the efficient operation, management (if applicable pursuant to Section 12.2), maintenance and repair of the Premises, including without limitation: (i) the cost of all charges of insurance; (ii) charges of independent contractors performing repairs or services to the Premises or wages, benefits and applicable taxes on Landlord’s employees providing management, maintenance and repair services at the Premises, to the extent such items are reasonably allocable to the Premises in accordance with generally accepted accounting principles; (iii) alterations and improvements to the Premises made by reason of changes to laws and requirements of any public authorities or the requirements of insurance bodies after the Lease Commencement Date, the cost of which shall be amortized (with interest at the Rate on the unamortized balance) over the useful life of such improvements in accordance with generally accepted accounting principles; (iv) intentionally deleted; (v) reasonable legal, accounting and other professional fees incurred in connection with operation, maintenance and management of the Premises except for Landlord’s negligence or violation of Legal Requirements; (vi) Taxes as defined in Section 4.3; (vii) all other charges properly allocable to the operation, repair and maintenance of the Premises in accordance with generally accepted accounting principles; and (viii) intentionally deleted. Notwithstanding the foregoing, Landlord’s Operating Expenses shall not include any expense for items outlined as

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Landlord’s responsibility in Section 12.1 (it being the intent of the parties that Landlord shall assume the responsibility for those items in exchange for the payment of Supplemental Rent). Landlord's Operating Expenses shall be reasonable, directly related to the Premises, and comparable to that of other Class "A" suburban customer connect call center buildings in the Eugene-Springfield, Oregon office space market. Landlord’s Operating Expenses are not a profit center for Landlord and Landlord shall only pass through to Tenant Landlord’s actual expenses incurred with respect to the Premises. Landlord will utilize its best efforts to minimize Landlord’s Operating Expenses and real estate taxes. Landlord shall pass through to Tenant the benefit of any and all economic and business incentives awarded to Landlord from state and local governments as a result of Tenant’s occupancy of the Premises, including but not limited to property tax abatements, as further referenced in Section 26.9.

4.2        Exclusions From Landlord’s Operating Expenses. Landlord’s Operating Expenses shall not include: (i) depreciation or amortization (except as provided above in Section 4.1); (ii) interest on and amortization of debts (except as provided above in Section 4.1) or any ground lease rental; (iii) intentionally deleted; (iv) leasing commissions, attorneys’ fees, costs and disbursements and other expenses (including advertising) incurred in connection with leasing the Premises for prospective tenants or occupants; (v) refinancing costs; (vi) intentionally deleted; (vii) repairs occasioned by fire, windstorm or other casualty or by condemnation or eminent domain, to the extent such repairs are paid for by insurance proceeds or condemnation proceeds; (viii) the cost of fulfilling Landlord’s obligations pursuant to Section 12.1 (except as specifically permitted in Section 4.1(iii)); (ix) any attorney’s fees incurred by Landlord where the Tenant prevails in establishing a breach of the Lease by the Landlord; (x) any fines, penalties, damages, and the like payable to third parties or governmental entities due to Landlord’s violation of the Lease or any Legal Requirements; (xi) overhead and profit increment paid to Landlord or to subsidiaries or affiliates of Landlord for services in the Building to the extent the same exceeds the costs of such services rendered by other first class unaffiliated third parties on a competitive basis; (xii) Landlord’s general corporate overhead and general and administrative expenses; (xiii) all items and services for which Tenant reimburses Landlord; (xiii) advertising and promotional expenditures in connection with leasing the Building, and costs of the installation of signs in or on the Building identifying the owner of the Building; (xiv) costs incurred in connection with upgrading the Building to comply with handicap, life, fire and safety codes in effect and in force prior to the date the Certificate of Occupancy for the Building is obtained; (xv) the cost of any replacement or major repair of any component of the Building due to construction or design defects. A major repair means one that costs more than $5,000.00. Where repairs must be made throughout the Building to multiple units of the same component, the cost of repairing all of the units shall be considered a single repair for purposes of determining if a major repair is involved. Landlord shall use reasonable efforts to seek reimbursement for all expenses where Landlord has a valid claim against a party for causing the expense to be incurred such as damage to the Building caused by negligence of a third party. Except as provided in Section 12.2, Landlord is not entitled to a management fee relating to its management of the Premises. In no event shall Landlord’s Operating Expenses include the costs of items that are the responsibility of Landlord pursuant to Section 12.1 (it being the intent of the parties that Landlord is responsible for those items in exchange for the payment of Supplemental Rent).

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4.3        Taxes. The term “Taxes” includes (i) all real property taxes and assessments (general and special) and personal property taxes, charges, rates, duties and assessments rated, levied or imposed by any governmental authority with respect to the Premises and any improvements, fixtures and equipment located therein or thereon, and with respect to all other property of Landlord, real or personal, located in or on the Premises or the Building and used in connection with the operation of the Building; (ii) any tax in lieu of a real property tax; (iii) any tax or excise levied or assessed by any governmental authority on the rentals payable under this Lease or rentals accruing from the use of the Premises; provided that this shall not include federal or state, corporate or personal income taxes; and (iv) any tax or excise imposed or assessed against Landlord which is measured or based in whole or in part on the capital employed by Landlord to improve the Premises and construct the Building in lieu of a real property tax. Anything in this Section to the contrary notwithstanding, Taxes shall not include federal or state, corporate or personal income taxes. If Landlord receives a refund of Taxes then Landlord shall credit such refund, net of any professional fees and costs incurred by Landlord to obtain the same, against the Taxes for the Operating Year to which the refund is applicable or the current Operating Year, at Landlord’s option. Taxes shall not include any late charges, interest or penalties incurred due to late payment. Landlord shall use reasonable efforts to reduce and minimize Taxes as well as all other Landlord’s Operating Expenses throughout the Term of the Lease to the extent possible consistent with operating the Building in a first-class manner as compared to other comparable Class “A” suburban customer connect call center buildings in the Eugene-Springfield, Oregon office space market. Tenant shall pay the real property tax assessments due for the Premises directly to the taxing authority and provide Landlord with proof of payment within thirty (30) days thereof. If Tenant pays the real property tax assessment in a timely manner, Tenant shall receive all the benefits of the maximum discount available by law, whether or not Landlord has paid same timely. Tenant shall not pay any increase in the real property tax assessment resulting from a reassessment due to a transfer of ownership of the Premises by Landlord.

SECTION 5

PAYMENT OF LANDLORD’S OPERATING EXPENSES

5.1        Operating Year. As used in this Section 5, the term “Operating Year” shall mean each calendar year of the Lease Term and in the event this Lease begins or ends on any date other than the first day of the calendar year, the calculations, costs and payments referred to herein shall be prorated during the first partial calendar year.

5.2         Lease. Throughout the entire Lease Term, Tenant shall pay as Additional Rent, the Landlord’s Operating Expenses of the Premises.

5.3        Written Statement of Estimate. At least ten (10) days prior to the commencement of each Operating Year during the Lease Term, Landlord shall furnish Tenant with a written statement setting forth the estimated Landlord’s Operating Expenses for the next Operating Year. Tenant shall pay to Landlord as Additional Rent commencing on the first day of the Operating Year, and thereafter on the first day of each calendar month of each Operating Year during the Lease term, an amount equal to one-twelfth of the amount of Landlord’s written statement. If Landlord delivers the written statement late, Tenant shall continue to pay to Landlord an amount equal to one-twelfth of the estimated Landlord’s Operating Expenses for the

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immediately preceding Operating Year until Landlord does furnish the written statement, at which time Tenant shall pay the amount of any excess for the expired portion of the current Operating Year over the Tenant’s actual payments during such time and any excess payments by Tenant credited to the next due payment of Rent from Tenant refunded to Tenant within thirty (30) days following the date of such statement. The late delivery of any written statement by Landlord shall not constitute a waiver of Tenant’s obligation to pay Landlord’s Operating Expenses.

5.4        Final Written Statement. Within ninety (90) days after the close of each Operating Year during the Lease Term, Landlord shall deliver to Tenant a written statement (the “Operating Statement”) setting forth the actual increase in Landlord’s Operating Expenses for the preceding Operating Year. If the actual increase in Landlord’s Operating Expenses is in excess of the estimated increase in Landlord’s Operating Expenses, Tenant shall pay the amount of such excess to Landlord as Additional Rent within thirty (30) days after receipt of such statement by Tenant. If the actual increase in Landlord’s Operating Expenses is less than the estimated increase in Landlord’s Operating Expenses actually paid by Tenant, then the amount of the excess overpayment shall be paid by Landlord to Tenant within thirty (30) days following the date of such statement if Tenant requests full reimbursement, or otherwise Landlord may elect to apply the overpayment to Tenant’s next Rent payment, reimbursing only the excess over such next payment, if any.

5.5        Tenant Examination. The Operating Statement referred to herein shall be audited by an independent certified accountant of Landlord’s choosing (which audit costs shall be treated as Landlord’s Operating Expenses) and shall be prepared in accordance with generally accepted accounting principles, consistently applied and shall contain sufficient detail to enable Tenant or its agents to verify the calculation. Tenant shall have the right to audit Landlord's books and records with respect to the preparation of the Operating Statement. Upon at least ten (10) days’ advance written notice to Landlord and during business hours, Tenant may examine and copy any invoices, receipts, canceled checks, vouchers or other instruments used to support the figures shown on the Operating Statement. Tenant shall use reasonable efforts to complete such examination in a manner that will minimize the disruption to the Landlord’s business caused by the examination. If such audit reveals that Tenant overpaid Landlord by more than three percent (3%), Landlord shall reimburse Tenant for the cost of Tenant's audit, including its accountant and legal fees associated therewith, and immediately refund the overpayment to Tenant. Tenant’s monthly payment of increases in Landlord’s Operating Expenses in accordance with Section 5.3 shall not waive Tenant’s right to examine and dispute the correctness of the Operating Statement provided pursuant to Section 5.4. Each such Operating Statement given by Landlord pursuant to Section 5.4 shall be conclusive and binding upon Tenant and Landlord unless within one hundred twenty (120) days after the receipt of such Operating Statement, Tenant notifies Landlord that it disputes the correctness of the Operating Statement, specifying the particular respects in which the Operating Statement is claimed to be incorrect.

5.6        No Reduction in Amount of Base Rent. Nothing in the Lease shall be construed to mean the Base Rent amount specified in the Basic Lease Information shall be reduced due to any decrease in Landlord’s Operating Expenses.

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SECTION 6

SUBORDINATION, NOTICE TO SUPERIOR LESSORS AND MORTGAGEES

6.1        Subordination. Any lease to which this Lease is subject and subordinate, is herein called “Superior Lease” and the lessor of a Superior Lease or its successor in interest is herein called “Superior Lessor.” Any mortgage to which this Lease is subject and subordinate, is herein called “Superior Mortgage” and the holder of a Superior Mortgage, or its successor in interest is herein called “Superior Mortgagee.” Landlord shall cause any Superior Lessor or Superior Mortgagee to enter into the Subordination, Non-disturbance and Attornment Agreement attached hereto as Exhibit “E”, and incorporated herein.

SECTION 7

QUIET ENJOYMENT

So long as Tenant pays all of the Base Rent and Additional Rent and performs all of Tenant’s other obligations hereunder, Tenant shall peaceably and quietly have, hold and enjoy the Premises without hindrance, ejection or interference by Landlord or any person lawfully claiming through or under Landlord.

SECTION 8

ASSIGNMENT AND SUBLETTING

8.1        Generally. Except for the permitted transfers described below in this Section, Tenant shall not sell, assign, transfer, mortgage, sublet, encumber or otherwise transfer by operation of law or otherwise this Lease or any interest herein, or the Premises or any portion thereof, without the prior written consent of Landlord which consent Landlord shall not unreasonably withhold, delay, or condition. Tenant may retain any profit, which may arise from any sublet or assignment. The Tenant may recover damages if the Landlord is found either to have acted in bad faith or to have acted unreasonably in withholding, conditioning or delaying consent. No consent by Landlord to any sale, assignment, transfer, mortgage, sublease, or other encumbrance shall be construed to relieve Tenant from its obligations hereunder or from obtaining Landlord’s written consent in the future.

8.1.1     Tenant shall, by written notice, advise Landlord of its desire from and after a stated date (which shall not be less than thirty (30) days nor more than ninety (90) days after the date of Tenant’s notice), to transfer its interest in the Premises or any portion thereof for any part of the term hereof; and such notice by Tenant shall state the name and address of the proposed transferee, and Tenant shall deliver to Landlord a true and complete copy of the proposed transfer instrument summary term sheet representative of the business terms of the transfer with said notice, and reasonable financial information so that Landlord can evaluate the proposed transferee.

8.1.2     Upon any request by Tenant to transfer all or any part of the Premises, Landlord shall respond in writing to Tenant within ten (10) days after the date of Tenant’s request provided the notice contains a prominent warning of such deadline for response, and Landlord shall have the right to either: (a) permit the transfer on the conditions referred to in Section 8.2 and any other conditions Landlord may reasonably impose; or (b) reasonably deny

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Tenant’s request, in which event this Lease shall continue in full force and effect and unmodified.

8.2        Conditions of Landlord’s Consent. As a condition to Landlord’s prior written consent as provided for in this Section, the transferee(s) shall agree in writing to comply with and be bound by all of the terms, covenants, conditions, provisions and agreements of this Lease, and Tenant shall deliver to Landlord, promptly after execution, an executed copy of each transfer instrument and an agreement of said compliance by each transferee.

8.3        Permitted Transfers. Provided that Tenant is not currently in default under the Lease beyond any applicable notice and cure periods, upon thirty (30) days’ advance written notice to Landlord, Tenant may sublet the Premises or assign this Lease without the Landlord’s consent, with respect to the following types of transfers: (i) a subsidiary, affiliate, franchisee, division or corporation controlled or under common control with Tenant, so long as Tenant remains primarily liable under the Lease; (ii) a successor corporation related to Tenant by merger, consolidation, non-bankruptcy reorganization, or government action, so long as the successor corporation has a net worth and financial investment rating by a rating service (such as Standard & Poors) equal to or greater than Tenant’s net worth or financial investment rating as of the Lease Document Issuance and Reference Date; (iii) the purchaser of substantially all of the Tenant’s assets provided that Tenant has substantial assets which will be included in the sale which are in addition to those located in the Premises, so long as the successor corporation has a net worth and financial investment rating by a rating service (such as Standard & Poors) equal to or greater than Tenant’s net worth or financial investment rating as of the Lease Document Issuance and Reference Date; or (iv) a sublease of all or any portion of the Premises to any third-party sublessee, so long as Tenant remains primarily liable under the Lease.

SECTION 9

INSURANCE

9.1        Waiver of Right of Recovery. Anything to the contrary in this Lease notwithstanding, neither party, shall be liable to the other party or to any insurance company (by way of subrogation or otherwise) insuring the other party for any loss or damage to any building, structure or other tangible property normally covered under an all risk policy of property insurance or under workers’ compensation laws and benefits even though such loss or damage might have been occasioned by the negligence of such party, its agents or employees.

9.2	Public Liability Insurance.

9.2.1     Tenant’s Insurance. Tenant, at its expense, shall maintain at all times during the term of this Lease, public liability insurance in respect of the Premises and the conduct or operation of business therein, with Landlord and its managing agent, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds, with Five Million and No/100 Dollars ($5,000,000.00) minimum combined single limit coverage, or its equivalent. All such above-described insurance shall insure the performance by Tenant of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 15. Tenant shall deliver to Landlord certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance

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company or its authorized agent, at least ten (10) days before the Lease Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time, and Tenant shall deliver to Landlord such renewal certificate as soon as possible but not more than thirty (30) days following issuance of the same. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured is given at least twenty (20) days prior written notice of such cancellation or modification. Tenant shall forward a certificate of insurance to Landlord in a form reasonably acceptable to Landlord.

9.2.2     Landlord’s Insurance. Landlord, at its expense, shall maintain at all times during the term of this Lease, public liability insurance in respect to its activities at the Premises with Tenant named as an additional insured, with Five Million and No/100 Dollars ($5,000,000.00) minimum combined single limit coverage, or its equivalent. All such insurance shall insure the performance by Landlord of the indemnity agreement as to liability for injury to, illness of, or death of persons and damage to property set forth in Section 15. Landlord shall deliver to Tenant certificates of insurance, in form reasonably satisfactory to Tenant issued by the insurance company or its authorized agent, at least ten (10) days before the Lease Commencement Date. Landlord shall procure and pay for renewals of such insurance from time to time, and Landlord shall deliver to Tenant such renewal certificate as soon as possible but not more than thirty (30) days following issuance of the same. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Tenant and any additional insured is given at least twenty (20) days prior written notice of such cancellation or modification.

9.3        Acceptable Insurance Companies. All insurance policies required to be carried by the parties hereunder shall be issued by responsible insurance companies authorized to issue insurance in the State of Oregon rated B VII or higher by Best’s Insurance Rating Service. Tenant may self insure on any of the required insurance provided that upon request Tenant shall deliver to Landlord reasonably satisfactory evidence of sufficient reserves and net worth to justify such self insurance and provided further that any other provisions of this Lease affected by the Tenant’s insurance such as the waiver of subrogation rights or indemnity provisions shall be interpreted and applied in such a manner as to avoid any adverse effect on the Landlord by allowing Tenant to self insure.

9.4        Property Insurance. Tenant shall maintain property insurance covering the Premises and the Tenant’s Property located on the Premises. Such insurance shall be written on a special form covering the full replacement cost and shall be maintained throughout the entire Lease Term, with Landlord and its managing agent, if any, and any Superior Lessor or Superior Mortgagee whose name and address shall previously have been furnished to Tenant, as additional insureds. Tenant shall deliver to Landlord certificates of insurance, in form reasonably satisfactory to Landlord issued by the insurance company or its authorized agent, at least ten (10) days before the Lease Commencement Date. Tenant shall procure and pay for renewals of such insurance from time to time, and Tenant shall deliver to Landlord such renewal certificate as soon as possible but not more than thirty (30) days following issuance of the same. All such policies shall contain a provision whereby the same cannot be canceled or modified unless Landlord and any additional insured is given at least twenty (20) days prior written notice of such cancellation or modification. A certificate of such insurance acceptable to Landlord shall be sent to Landlord. Such insurance shall have commercially reasonable deductibles. Tenant

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shall bring or keep all personal property and trade fixtures upon the Premises or in the Building solely at its own risk, and Landlord shall not under any circumstances be liable for any damages thereto or any destruction or theft thereof except that Landlord shall be responsible for damages arising from its acts or omissions. During the Lease Term, Tenant shall maintain business interruption insurance with respect to Tenant’s business operations at the Premises. Tenant may self-insure for such risk.

SECTION 10

ALTERATIONS

10.1      Requirements. Tenant shall not make or suffer to be made any alterations, additions, or improvements in, on, or to the Premises or any part thereof which would require a building permit without the prior written consent of Landlord, which shall not be reasonably withheld, conditioned or delayed; except that Tenant may replace floor coverings, wall coverings, reconfigure interior improvements and non-load bearing interior walls, and re-paint the Premises without Landlord’s consent. Subject to Section 11.2 hereof, any such alterations, additions, or improvements in, on, or to said Premises, except for Tenant’s movable furniture, trade fixtures and equipment, shall immediately become Landlord’s property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant. If Landlord consents to the making of any such alterations, additions, or improvements by Tenant, the same shall be made by Tenant, at Tenant’s sole cost and expense, in accordance with plans and specifications approved by Landlord, and any contractor or person selected by Tenant to make the same must first be approved in writing by Landlord, which approval shall not be unreasonably withheld, conditioned or delayed. Tenant shall require any party performing work on or at the Premises to comply with Landlord’s reasonable insurance requirements. Tenant shall obtain all required governmental permits and authorizations for any such work and Tenant shall cause all such work to be completed in a good and workmanlike manner, free from defective materials and in compliance with all building, zoning, and other laws, ordinances, rules, and regulations. If the alterations, additions or improvements shall be made by Landlord for Tenant’s account, Tenant shall reimburse Landlord for the cost thereof within thirty (30) days after receipt of a statement, setting forth the actual cost of such alterations, additions or improvements. At the time consent is given to Tenant to make an improvement to the Premises, Landlord shall indicate in writing whether or not removal, repair and restoration will be required with respect to such improvement upon the expiration or earlier termination of this Lease. If Landlord’s consent is not required for said alteration, upon Tenant’s request, Landlord shall state in writing whether proposed alterations, additions or improvements must be removed upon the expiration or sooner termination of the Lease Term.

Except for those items defined as Tenant’s property in Section 11.2 of this Lease, all of the initial improvements to be installed pursuant to Exhibit “B” shall immediately become Landlord’s property and, at the end of the term hereof, shall remain on the Premises without compensation to Tenant, except for removable trade fixtures and the items described in Exhibit “F” hereto, which shall be considered Tenant’s property and Tenant may remove or leave said items on the Premises at Tenant’s sole option.

After the expiration or sooner termination of the Lease Term and upon demand by Landlord made no later than thirty (30) days after such expiration or earlier termination, Tenant

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shall promptly remove any or all alterations, additions, or improvements made by or for the account of Tenant, designated by Landlord to be removed, and Tenant shall repair and restore the Premises to their original condition, subject to ordinary wear and tear, casualty and condemnation. Such removal, repair and restoration work shall be done promptly and with all due diligence at Tenant’s sole cost and expense. The provisions of this Section 10 shall not apply to the initial Tenant Improvements described in Exhibit “B” to this Lease or to alterations or improvements that Landlord has previously indicated by writing that Tenant would not have to remove.

10.2      Indemnification of Landlord. Tenant, at its expense, and with diligence and dispatch, shall procure the cancellation or discharge of all notices of violation arising from or otherwise connected with alterations, or any other work, labor, services or materials done for or supplied to Tenant at Tenant’s request, which shall be issued by any public authority having or asserting jurisdiction. Tenant shall defend, indemnify and save harmless Landlord and any Superior Lessor or Superior Mortgagee from and against any and all mechanic’s and other liens and encumbrances filed in connection with alterations, or any other work, labor, services or materials done for or supplied to Tenant (other than work performed for Tenant by Landlord pursuant to Exhibit “B”), including, without limitation, security interests in any materials, fixtures or articles so installed in and constituting part of the Premises and against all costs, expenses and liabilities incurred in connection with any such lien or encumbrance or any action or proceeding brought thereon. Tenant, at its expense, shall procure the satisfaction or discharge of record of all such liens and encumbrances within thirty (30) days after Tenant’s receipt of notice of after the filing thereof. Nothing herein contained shall prevent Tenant from contesting, in good faith and at its own expense, any notice of violation, or lien provided Tenant posts for the protection of Landlord security reasonably acceptable to Landlord.

SECTION 11

LANDLORD’S AND TENANT’S PROPERTY

11.1      Landlord’s Property. All fixtures, carpeting, equipment, improvements and appurtenances attached to or built into the Premises at the commencement of or during the term of this Lease, whether or not by or at the expense of Tenant, shall be and remain a part of the Premises, shall be deemed the property of Landlord and shall not be removed by Tenant, except as provided in Sections 10 and 11.2.

11.2      Tenant’s Property. The provisions of Section 11.1 above notwithstanding, all business and trade fixtures, custom millwork, reception desks, machinery and equipment (including but not limited to supplemental air-conditioning units and surface mounted light fixtures, if any), communications and computer equipment and office equipment may be removed by the Tenant. Tenant may remove furniture, furnishings (excluding window coverings) and other articles of movable personal property owned by Tenant and located in the Premises. All of the foregoing items which Tenant is allowed to remove from the Premises are herein collectively called “Tenant’s Property”) and shall be and remain the property of Tenant and may be removed by Tenant at any time during the term of this Lease; provided, that if any of Tenant’s Property is removed, Tenant shall promptly repair or pay the cost of repairing any damage to the Premises or to the Building resulting from the installation and/or removal thereof to Landlord’s reasonable satisfaction.

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SECTION 12

REPAIR, MAINTENANCE AND MANAGEMENT OF PREMISES

12.1      Landlord’s Capital Repair and Replacement Obligations. Except for the items specifically designated as being Tenant’s responsibility pursuant to the second sentence of Section 12.2, Landlord shall make all capital repairs and capital replacements to the Premises at its sole expense, including but not limited to: (a) the foundations, exterior walls, and other structural elements and structural components of the Building; (b) the roof and the roof membrane of the Building; and (c) the elevators, heating and air conditioning systems, UPS, ATS, and the parking lots and drive aisles. The cost of Landlord’s obligations pursuant to this Section 12.1, shall not be deemed a Landlord’s Operating Expense, it being the intent of the parties that Landlord shall assume the responsibility for these items in exchange for the payment of Supplemental Rent. With respect to any capital repairs or capital replacements to the Premises with a cost greater than $5,000, Tenant shall have the right to review and approve any proposals or contracts relating thereto. A repair or replacement shall be deemed “capital” for purposes of this Section 12, if it can be capitalized in accordance with United States generally accepted accounting principles.

12.2      Tenant’s Maintenance, Repair and Replacement Obligations. Except for the obligations of Landlord set forth in Section 12.1, Tenant, at Tenant's sole expense, shall repair, replace and maintain the Premises, and Tenant’s furniture, fixtures and equipment, in good order, condition and repair, and in a manner consistent with the standards identified by IREM for Class "A" office buildings, subject to and excepting reasonable wear and tear and damage from insured events of casualty or destruction. In addition to the foregoing, Tenant shall make all capital repairs and capital replacements of Building electrical, other electrical (including all electrical conduit, utility facilities and equipment, and generators on the Premises), the supplemental air conditioning system located in the data center portion of the Premises, plumbing fixtures and equipment, all fire/life safety facilities and equipment, and exterior surfaces and interior surfaces of all glass, including exterior windows and interior glass and all doors. Without limiting the foregoing, Tenant shall regularly schedule with a maintenance contractor or contractors service for all heating and air conditioning systems, elevators and mechanical systems and other Building Systems and equipment which service contracts shall include all service recommended by any applicable equipment manufacturer and shall otherwise be in accordance with applicable operations maintenance manuals therefor. Tenant will keep the Premises in a neat and sanitary condition, safe for human occupancy and use, and will not commit any nuisance or waste in, on or about the Premises or the Property. Tenant is solely responsible for and to the fullest extent allowable under the laws, will release, indemnify, protect and defend Landlord against (with counsel reasonably acceptable to Landlord) and hold Landlord harmless from, the cost of repairing, and any claims resulting from, any penetrations or perforations of the roof or exterior walls that the Tenant causes. Tenant will maintain the Premises in a first class condition. Tenant's repairs will be at least equal in quality and workmanship to the original work and Tenant will make the repairs in accordance with all laws and in a manner so as to avoid damage to the structural elements of the Building.

Tenant shall manage the Premises using its in-house property management personnel or an outside property management company. If Tenant ceases or intends to cease managing the Premises, Landlord shall have the right to assume (or hire an outside property

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management firm to assume) management responsibilities for the Premises at a management fee to be negotiated by the parties (at a rate that is customary in the Eugene-Springfield real estate market) and such fee shall constitute a Landlord’s Operating Expense that may be passed through to Tenant as Additional Rent pursuant to Section 4.1. Tenant shall have the right to enter into contracts with third-party service providers for discrete services. Tenant shall promptly furnish to Landlord copies of all such contracts with third-party service providers upon Landlord’s request.

If Tenant should be in default of its obligations to perform any of its obligations under this Section 12.2, following the expiration of any applicable cure period following notice, then Landlord may, if it so elects, in addition to any other remedies provided herein, effect such repair and maintenance. No entry in making such repairs or maintenance shall be deemed an eviction or disturbance of Tenant's use or possession, or render Landlord liable for damages, by abatement of rent or otherwise or relieve Tenant from any obligation herein set forth provided that any such entry will, except in emergencies, be made following reasonable notice to Tenant and such repairs will, to the extent reasonably possible, be performed in a manner to minimize impact on Tenant's use of the Premises. Any sums expended by Landlord in effecting such repairs and maintenance shall be due and payable within 30 days of written demand and shall constitute Additional Rent due hereunder.

12.3      Utilities. Tenant shall pay, before delinquency, all charges for all utility services consumed on or provided to the Premises including, without limitation, charges for water, sewer, internet, electricity, HVAC, janitorial and telecommunication services. Landlord shall not be liable in damages or otherwise for any interruptions or failure in the supply of any utilities or utility service to the Premises except such failure or interruption which results from the acts or omissions of Landlord.

12.4       Disclaimer. So long as Landlord has not acted negligently or intentionally and Landlord uses its reasonable efforts to restore any services that are reduced or interrupted, Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, or by reason of (i) the installation, use or interruption of use of any equipment in connection with the furnishing of the foregoing utilities and services, (ii) failure to furnish or delay in furnishing any such utilities or services when such failure or delay is caused by acts of nature or the elements, labor disturbances of any character, any other accidents or other conditions beyond the reasonable control of Landlord, or by the making of repairs or improvements to the Premises or the Building, or (iii) the limitation, curtailment, rationing or restriction on use of water or electricity, gas or any other form of energy or any other service or utility whatsoever serving the Premises or the Building. If electricity, HVAC, water/sewer or elevator service are interrupted as a result of Landlord’s acts or omissions, in addition to Tenant’s other remedies hereunder, Tenant shall receive complete abatement of Rent after two (2) days of such stoppage and for each day thereafter until such services are restored.

SECTION 13

ACCESS

Landlord shall have reasonable access to the Premises. Landlord shall provide reasonable advance notice of its entry onto the Premises to inspect, alter, improve or repair the

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Premises. Landlord shall provide Tenant with at least three (3) business days’ prior notice before entering onto the Premises for the purpose of showing the Premises to prospective purchasers, mortgagees or tenants (but to prospective tenants for the Building only in the last nine (9) months of the Lease). Landlord shall use reasonable efforts to minimize the interference caused by such entry and shall do so at times that causes the least amount of disruption to the Tenant. Landlord will utilize after hours access or weekends, if necessary, to comply with Tenant's reasonable requests. Landlord shall not enter certain areas of the Premises (as such areas are designated from time to time by Tenant) unless accompanied by a designated representative of Tenant. If Tenant's business operation in the Premises becomes in any way inoperative as a result of Landlord's entry into and upon any part of the Premises, as determined by Tenant in its reasonable opinion, in addition to Tenant’s other remedies hereunder, Rent shall be abated during said inoperative time.

SECTION 14

NOTICE OF OCCURRENCES

Tenant shall give prompt notice to Landlord of: (i) any occurrence in or about the Premises for which Landlord might be liable; (ii) any fire or other casualty in the Premises; (iii) any damage to or defect in the Premises including the fixtures, equipment and appurtenances thereof, for the repair of which Landlord might be responsible; and (iv) damage to or defect in any part or appurtenances of the Building’s sanitary, electrical, heating, ventilating, air-conditioning, elevator or other systems of which Tenant is aware.

SECTION 15

NON-LIABILITY AND INDEMNIFICATION

15.1      Waiver. Neither party shall be liable for any insured injury, loss or damage to person or property sustained by the other party, or other persons, which may be caused by theft or by any other act or neglect of any third party. Neither party nor any partner, director, officer, agent, servant or employee of a party shall be liable to the other for any insured loss, injury or damage to any third person or to its or their property, irrespective of the cause of such injury, damage or loss except to the extent caused by or resulting from intentional torts, it being the intent of the parties that they each look to their own insurance policies for coverage of any such item resulting from an accident even if caused by the negligence of a party. Further, neither party nor any partner, director, officer, agent, servant or employee of a party shall be liable: (i) for any such insured damage caused by other occupants or persons in, upon or about the Building, or caused by operations in construction of any private, public or quasi-public work; or (ii) for consequential damages including lost profits, of a party or any person claiming through or under the party, except to the extent specifically provided otherwise in this Lease.

15.2      Indemnification. Tenant shall indemnify and hold harmless Landlord from and against third party claims for bodily injury and/or property damage arising from or in connection with any accident, injury or damage whatsoever (except those caused by Landlord’s negligence or breach of this Lease) occurring in, at or upon the Premises as a result of Tenant’s activities thereon; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses at trial and upon appeal. Landlord shall indemnify and hold harmless Tenant from and against third party claims for bodily injury and/or property damage

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arising from or in connection with any accident, injury or damage whatever (except those caused by Tenant’s negligence or breach of this Lease) occurring in, at or upon the Premises as a result of Landlord’s activities thereon; together with all costs, expenses and liabilities incurred or in connection with each such claim or action or proceeding brought thereon, including, without limitation, reasonable attorneys’ fees and expenses at trial and upon appeal.

15.3      Duty to Defend. In case any action, proceeding or claim (collectively, "Claim") is brought against either party (the "Indemnitee") and such Claim is a Claim from which the other party (the "Indemnitor") is obligated to indemnify the other for pursuant to Section 15.2, the Indemnitor shall have the right to, upon notice from the other party, (i) participate in the defense of such action with counsel of reputable standing and (ii) assume the defense of such action by agreeing to assume such defense within ten (10) days of transmittal of the notice of the claim by the Indemnitee. No Indemnitor, in the defense of any such Claim, shall, except with the consent of the Indemnitee, consent to the entry of any judgement or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnitee of a release from all liability with respect to such Claim. If the Indemnitor does not accept the defense of any matter that it is entitled to assume as provide above, the Indemnitee may defend such Claim with counsel of its choice, the expense of which shall be for the account of Indemnitor.

15.4      Survival. The obligation of each party under this Section 15 shall survive termination of this Lease.

SECTION 16

DAMAGE OR DESTRUCTION

16.1      Casualty. If Premises are damaged by casualty to such extent that they are rendered untenantable by Tenant or reasonably unsuitable for the conduct of Tenant’s business thereon, Landlord shall advise Tenant of the length of time required to fully restore the Premises within thirty (30) days after the occurrence of the fire or other casualty. If it is reasonably determined by Landlord that the Premises cannot be made tenantable or otherwise suitable to the conduct of Tenant’s business within one hundred eighty (180) days of the date of casualty, Tenant may terminate this Lease by notifying the Landlord in writing of such termination within ten (10) days after Landlord shall have notified Tenant of the time required. If Landlord advises Tenant that repair or restoration shall take less than one hundred eighty (180) days after such damage, and if Landlord does not complete the repairs and restoration that is necessary for Tenant's occupancy pursuant to the definition of Substantial Completion, Tenant shall have the same rights and remedies as set forth in Section 25, below, as it had for any delay in completion of the Premises upon Lease commencement subject to Force Majeure, as defined in Section 31.

If Tenant does not terminate the Lease, the Rent shall be reasonably abated during the period of repair based on that portion of the Premises not reasonably usable by Tenant; provided, however, that if fifty percent (50%), or more, of the Premises are untenable or reasonably unsuitable for the conduct of Tenant’s business, in Tenant's reasonable opinion, all Rent shall be abated until the repair and restoration of the entire Premises is completed to Substantial Completion. Notwithstanding the foregoing, the rental abatement allowed pursuant to this Section 16.1 only applies to the extent, and for any period of time, that rental payments to

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Landlord are not covered by the business interruption insurance coverage required to be covered by Tenant pursuant to Section 9.4, it being the intent of the parties the business interruption insurance to be carried by Tenant will cover Rent for up to one hundred eighty (180) days (the time frame to restore the Premises) and Landlord shall bear the risk of rental abatement beyond that period of time. Landlord is not required to repair any damage by fire or other cause to Tenant’s Property.

16.2      Condemnation. If the whole of the Premises is taken or condemned for any public or quasi-public use or purpose by any competent authority in appropriation proceedings or by any right of eminent domain, then this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to that date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease.

If less than the whole of the Leased Premises is so taken or condemned, such that it is rendered untenantable by Tenant in the exercise of Tenant’s reasonable judgment or unsuitable for the conduct of Tenant’s business thereon in the exercise of Tenant’s reasonable judgment, then Tenant shall have the right to terminate this Lease upon written notice to Landlord given at least thirty (30) days prior to the date title vests in the condemnor, and this Lease shall terminate as of the date title vests in the condemnor, all rents and other payments shall be paid up to date, and Landlord and Tenant shall have no further obligations by reason of the provisions of this Lease. If Tenant does not elect to so terminate this Lease, Landlord, to the extent of the condemnation award, shall repair and restore the portion not affected by the taking so as to constitute the remaining premises a complete architectural unit. Thereafter, the rent to be paid by Tenant shall be adjusted proportionately and equitably by the parties, and all of the other terms of this Lease shall remain in full force and effect.

Tenant shall have no interest in any award resulting from any condemnation or eminent domain or similar proceedings whether such award be for diminution in value to the leasehold or to the fee of the Premises, except that Tenant shall be entitled to claim, prove and receive in such proceedings such award as may be allowed it for loss of business, relocation and moving expenses, and for Tenant’s trade fixtures and personal property which are removable by Tenant at the end of the term of this Lease, provided such award shall be in addition to the award for land, buildings and other improvements.

SECTION 17

SURRENDER AND HOLDING OVER

17.1      General. On the last day of the term of this Lease, or upon re-entry by Landlord upon the Premises, Tenant shall quit and surrender the Premises to Landlord “broom-clean” and in good order, condition and repair, except for ordinary wear and tear, damage by casualty and condemnation.

17.2      Surrender. No agreement relating to the surrender of the Premises by Tenant shall be valid unless in writing and signed by Landlord.

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17.3      Holding Over. Any holding over after the expiration of the Lease Term shall be deemed a tenancy from month-to-month. The terms, covenants and conditions of such tenancy shall be the same as provided herein except as modified by this Section 17.3. Landlord hereby consents to the first six (6) months of holdover by Tenant with Base Rent for this period of time calculated at the same rate as the last month of the Lease Term provided that Tenant provides notice of the intended holdover at least fifteen (15) months prior to the expiration of the Lease Term (as the same may be extended pursuant to Section 27). Thereafter, Base Rent for additional months of holdover tenancy shall be at calculated at 115% of the Base Rent for the last month of the Lease Term. Acceptance by Landlord of Rent after such expiration shall not result in any other tenancy or any renewal of the term of this Lease, and the provisions of this Section are in addition to and do not affect Landlord’s right of re-entry or other rights provided under this Lease or by applicable law. Tenant may terminate the holdover tenancy at any time upon thirty (30) days advance written notice to Landlord. After the first six (6) months of the holdover tenancy, Landlord may terminate the holdover tenancy at any time upon thirty (30) days advance written notice to Tenant.

SECTION 18

EVENTS OF DEFAULT

18.1      Events of Tenant Default. The occurrence of any one or more of the following events of default shall constitute a breach of this Lease by Tenant:

18.1.1   If Tenant shall default in the payment of Base Rent or Additional Rent, and such default shall continue for ten (10) days after Landlord shall have given Tenant a notice specifying the same (late charges and interest as provided in Section 1.4 above shall nevertheless apply); or

18.1.2   If Tenant shall, whether by action or inaction, be in default of any of its obligations under this Lease (other than a default in the payment of Base Rent or Additional Rent) and such default shall continue and not be remedied within thirty (30) days after Landlord shall have given to Tenant a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Landlord or any Superior Lessor to prosecution for a crime or termination of any Superior Lease or foreclosure of any Superior Mortgage, if Tenant shall not, (i) within said thirty (30) day period advise Landlord of Tenant’s intention to take all steps necessary to remedy such default; (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Landlord; or

18.1.3   If any event shall occur or any contingency shall arise whereby this Lease or the estate hereby granted or the unexpired balance of the term hereof would, by operation of law or otherwise, devolve upon or pass to any person, firm or corporation other than Tenant, except as expressly permitted by Section 8; or

18.1.4   If Tenant makes a general assignment for the benefit of creditors, or shall be unable to pay its debts as they become due, or shall file a petition in bankruptcy, or shall be adjudicated as bankrupt or insolvent, or shall file a petition seeking any reorganization,

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arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, or shall file an answer admitting or shall fail timely to contest the material allegations of a petition filed against it in any such proceeding, or shall seek or consent to or acquiesce in the appointment of any trustee, receiver or liquidator of Tenant or any material part of its properties; or

18.1.5   If within ninety (90) days after the commencement of any proceeding against Tenant seeking any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future statute, law or regulation, such proceeding shall not have been dismissed or if, within ninety (90) days after the appointment without the consent or acquiescence of Tenant of any trustee, receiver or liquidator of Tenant or of any material part of its properties, such appointment shall not have been vacated; or

18.1.6   If this Lease or any estate of Tenant hereunder shall be levied upon under any attachment or execution and such attachment or execution is not vacated within thirty (30) business days.

18.2      Events of Landlord Default. Landlord shall be in breach of this Lease if it shall, whether by action or inaction, be in default of any of its obligations under this Lease and such default shall continue and not be remedied within thirty (30) days after Tenant shall have given to Landlord a notice specifying the same, or, in the case of a default which cannot with due diligence be cured within a period of thirty (30) days and the continuance of which for the period required for cure will not subject Tenant to prosecution for a crime, if Landlord shall not, (i) within said thirty (30) day period advise Tenant of Landlord’s intention to take all steps necessary to remedy such default; (ii) duly commence within said thirty (30) day period, and thereafter diligently prosecute to completion all steps necessary to remedy the default; and (iii) complete such remedy within a reasonable time after the date of said notice of Tenant. Notwithstanding the foregoing, if the breach of the Lease substantially, materially and detrimentally impacts the operation of Tenant’s business conducted at the Premises and/or is an emergency, Landlord’s response period shall be shortened to that period which is reasonable under the circumstances.

SECTION 19

REMEDIES UPON DEFAULT

19.1      Landlord’s Remedies. Upon the occurrence of an event of default constituting a breach of this Lease by Tenant under Section 18, Landlord may exercise any one or more of the remedies set forth in this Section 19.1, or any other remedy available under applicable law or contained in this Lease.

19.1.1   Landlord or Landlord’s agents and employees may immediately or at any time thereafter re-enter the Premises, or any part thereof, either by summary eviction proceedings or by any suitable action or proceeding at law, or by force or otherwise, without being liable to indictment, prosecution or damages therefor, and may repossess the same, and may remove any person therefrom, to the end that Landlord may have, hold and enjoy the Premises.

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19.1.2   Landlord shall use reasonable efforts to relet the whole or any part of the Premises, either in the name of the Landlord or otherwise, to such tenants, for such terms ending before, on or after the expiration date of the Lease Term, at such rentals and upon such other conditions (including concessions, tenant improvements, and free rent periods) as Landlord may reasonably determine to be appropriate. Landlord at its option may make such physical changes to the Premises as Landlord reasonably considers advisable or necessary in connection with any such reletting or proposed reletting, without relieving Tenant of any liability under this Lease or otherwise affecting Tenant’s liability. If there is other unleased space in the Building, Landlord may lease such other space without prejudice to its remedies against Tenant.

19.1.3   Whether or not Landlord retakes possession or relets the Premises, Landlord shall have the right to recover unpaid rent and all damages caused by the default, including reasonable attorneys’ fees. Damages shall include, without limitation: (i) all rentals lost; (ii) all reasonable legal expenses and other related costs incurred by Landlord following Tenant’s default; (iii) all reasonable costs incurred by Landlord in restoring the Premises to good order and condition, or in remodeling, renovating or otherwise preparing the Premises for reletting; and (iv) all costs actually incurred by Landlord in reletting the Premises, including, without limitation, and any brokerage commissions and the value of Landlord’s time.

19.2      Tenant’s Remedies. Upon the occurrence of an event of default constituting a breach of this Lease by Landlord under Section 18, Tenant may exercise any one or more of the remedies set forth in this Section 19.2, or any other remedy available under applicable law or contained in this Lease. If any breach of this Lease by the Landlord is determined to have occurred by a court of competent jurisdiction or by an arbitration proceeding to which the Landlord is a party, Tenant shall have the right to offset any damages awarded to the Tenant in such proceedings, against the Rent payable under this Lease. Anything to the contrary in this Lease notwithstanding, such right of offset shall apply to and be binding upon a Successor Landlord (as defined in Section 6.3) if Tenant gave notice to any Superior Mortgagee or Superior Lessor of, and opportunity to intervene in, such court or arbitration proceedings. After providing Landlord notice pursuant to Section 18.2, Tenant may cure any breach by Landlord, or make maintenance or repairs, as the case may be. If Tenant does make maintenance or repairs to the Premises, Landlord shall pay upon demand all amounts paid by Tenant in doing so and all costs and expenses incurred by Tenant in connection with doing so, together with interest at the Rate from the date of Tenant's payment of such amount or incurring of each such cost or expense until the date of full repayment by Landlord.

19.3      Cumulative Remedies. The remedies provided for in this Lease are cumulative and are not intended to be exclusive of any other remedies to which Landlord and Tenant may lawfully be entitled at any time, and either party may invoke any remedy allowed at law or in equity, including an action for specific performance, as if specific remedies were not provided for herein. In the event of a breach or threatened breach by either party of any of their respective obligations under this Lease, either party shall also have the right to obtain an injunction and any other appropriate equitable relief.

19.4      Duty to Mitigate. Each party shall mitigate its damages in the event of a breach by the other party.

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SECTION 20

CURING TENANT’S DEFAULTS

All covenants and agreements to be performed by the Tenant under any of the terms of this Lease shall be performed by Tenant at Tenant’s sole cost and expense and without any abatement of Rent except as expressly provided otherwise herein. If the Tenant shall fail to pay any sum of money, other than Rent, required to be paid by it hereunder or shall fail to perform any other act on its part to be performed hereunder, and such failure shall continue for the periods referred to in Section 18 hereof after notice thereof by the Landlord, the Landlord may make any such payment or perform any such act on the Tenant’s part to be made or performed as in this Lease provided but shall not be obligated so to do. Any such payment or performance shall not be a waiver or release of Tenant’s obligations. All reasonable sums so paid by the Landlord and all reasonably necessary incidental costs together with interest thereon at the rate of nine percent (9%) per annum from the date of such payment by the Landlord shall be payable as Additional Rent to the Landlord within thirty (30) days of demand, and the Tenant covenants to pay any such sums, and the Landlord shall have, in addition to any other right or remedy of the Landlord, the same rights and remedies in the event of the nonpayment thereof by the Tenant as in the case of default by the Tenant in the payment of the Rent.

SECTION 21

BROKER

The parties hereto covenant, warrant and represent that no broker except as provided in the Basic Lease Information (the “Broker”) was instrumental in bringing about or consummating this Lease and that neither party had conversations nor negotiations with any broker except the Broker concerning the leasing of the Premises. The parties hereto agree to indemnify and hold harmless each other against and from any claims for any brokerage commissions and all costs, expenses and liabilities in connection therewith, including, without limitation, attorneys’ fees and expenses, arising out of any conversations or negotiations had by such party with any broker other than the Broker. Landlord shall pay to, or cause to be paid to, Broker a brokerage commission pursuant to a separate agreement between Landlord and the Broker, it being agreed to that said commission has been accounted for in establishing Base Rent.

SECTION 22

NOTICES

Any notice, statement, demand, consent, approval or other communication required or permitted to be given, rendered or made by either party to the other, pursuant to this Lease or pursuant to any applicable law or requirement of public authority, shall be in writing (whether or not so stated elsewhere in this Lease). Notices shall be deemed to have been properly given when delivered at the address set forth above in the Basic Lease Information upon delivery or refusal when sent by overnight mail carrier such as Federal Express or its equivalent or by certified U.S. mail. Either party may, by notice as aforesaid, designate different addressees for notices, statements, demands, consents, approvals or other communications intended for it.

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SECTION 23

ESTOPPEL CERTIFICATES

Each party agrees, at any time and from time to time, as requested by the other party with not less than ten (10) business days’ prior notice, to execute and deliver to the other a statement certifying that this Lease is unmodified and in full force and effect (or if there have been modifications, that the same is in full force and effect as modified and stating the modifications), certifying the dates to which the Base Rent and Additional Rent have been paid, stating whether or not, to the best knowledge of the signer, the other party is in default in performance of any of its obligations under this Lease, and, if so, specifying each such default of which the signer shall have knowledge, and stating whether or not, to the best knowledge of the signer, any event has occurred which with the giving of notice or passage of time, or both, would constitute such a default, and, if so, specifying each such event, it being intended that any such statement delivered pursuant hereto shall be deemed a representation and warranty to be relied upon by the party requesting the certificate and by others with whom such party may be dealing, regardless of independent investigation. Each party also shall include in any such statement such other information concerning this Lease as the other may reasonably request. If either party fails to respond within fifteen (15) business days of receipt by the party of a second written request for such a statement which contains a warning of the consequences of failing to respond, the party shall be deemed to have given such statement and shall be deemed to have admitted the accuracy of that statement that the Lease is unmodified and in full force and effect, that there are not uncured defaults in Landlord’s performance, and that not more than one (1) month’s Rent has been paid in advance.

SECTION 24

MEMORANDUM OF LEASE

Attached to this Lease as Exhibit “D” is a Memorandum of this Lease, which shall be executed by the parties and recorded by Landlord. Such Memorandum shall not be deemed to change or otherwise affect any of the obligations or provisions of this Lease.

SECTION 25

TERMINATION RIGHT FOR DELAYED LEASE COMMENCEMENT

If the Premises are not Substantially Complete on or before December 23, 2005 (subject to Force Majeure as defined in Section 31), Tenant may recover from Landlord its damages as a result of the delay as follows, it being fully understood that Tenant will suffer substantial injury due to the delay in possession and such damages are impossible to estimate with reasonable certainty:

Period of Time	Per Diem Liquidated Damages
Days 1-20 after December 23, 2005	$9,448.11
Days 21-100 after December 23, 2005	$14,172.17
Days 101-150 after December 23, 2005	$18,896.22

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The Per Diem Liquidated Damages shall not extend beyond the one hundred fifty (150) day time frame set forth in the table above. Except as set forth below, the Per Diem Liquidated Damages shall be credited against Base Rent due and payable pursuant to the Lease. If the Premises are not Substantially Complete within one hundred fifty (150) days of December 23, 2005 (subject to Force Majeure as defined in Section 31), Tenant may terminate this Lease by written notice to Landlord. If Tenant elects to terminate this Lease, Landlord shall pay Tenant the Per Diem Liquidated Damages upon said termination.

SECTION 26

MISCELLANEOUS

26.1      Merger. All understandings and agreements heretofore had between the parties are merged in this Lease and any other written agreement(s) made concurrently herewith, which alone fully and completely express the agreement of the parties and which are entered into after full investigation, neither party relying upon any statement or representation not embodied in this Lease or any other written agreement(s) made concurrently herewith.

26.2      Modifications. No agreement shall be effective to change, modify, waive, release, discharge, terminate or effect an abandonment of this Lease, in whole or in part, unless such agreement is in writing, refers expressly to this Lease and is signed by the party against whom enforcement is sought.

26.3      Successors and Assigns. Except as otherwise expressly provided in this Lease, the obligations of this Lease shall bind and benefit the successors and assigns of the parties hereto with the same effect as if mentioned in each instance where a party is named or referred to; provided, however, that: (i) no violation of the provisions of Section 8 shall operate to vest any rights in any successor or assignee of Tenant; and (ii) the provisions of this Section shall not be construed as modifying the provisions of Sections 8 or 18.

26.4      Governing Law. Regardless of the place of execution or performance, this Lease shall be governed by and construed in accordance with the laws of the State of Oregon. If any provision of this Lease or the application thereof to any person or circumstances shall, for any reason and to any extent, be invalid or unenforceable, the remainder of this Lease and the application of that provision to other persons or circumstances shall not be affected but rather shall be enforced to the extent permitted by law. The table of contents, captions, heading and titles in this Lease are solely for convenience or reference and shall not affect its interpretation. All terms and words used in this Lease, regardless of the number or gender in which they are used, shall be deemed to include any other number and any other gender as the context may require. Time is of the essence of this Lease and all of its provisions.

26.5      Counterparts. This Lease may be executed in one or more counterparts by separate signature, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument, binding on all parties hereto, even though all parties are not signatories to the original or to the same counterpart. Any counterpart of this Lease that has attached to it separate signature pages, which together contain the signatures of all parties, shall

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for all purposes be deemed a fully executed instrument, and in making proof of this Lease, it shall not be necessary to produce or account for more than one such counterpart.

26.6	Costs and Attorney Fees:

26.6.1   No Suit or Action Filed. If this Lease is placed in the hands of an attorney due to a default in the payment or performance of any of its terms, the defaulting party shall pay, immediately upon demand, the other party’s reasonable attorney fees, collection costs even though no suit or action is filed thereon, and any other fees or expenses incurred by the non-defaulting party.

26.6.2   Arbitration or Mediation; Trial and Appeal. If any arbitration, mediation, or other proceeding is brought in lieu of litigation, or if legal action is instituted to enforce or interpret any of the terms of this Lease or if legal action is instituted in a Bankruptcy Court for a United States District Court to enforce or interpret any of the terms of this Lease, to seek relief from an automatic stay, to obtain adequate protection, or to otherwise assert the interest of Landlord in a bankruptcy proceeding, the party not prevailing shall pay the prevailing party’s costs and disbursements, the fees and expenses of expert witnesses in determining reasonable attorney fees pursuant to ORCP 68, and such sums as the court may determine to be reasonable for the prevailing party’s attorney fees connected with the trial and any appeal and by petition for review thereof.

26.6.3   Definitions. For purposes of this Lease, the term attorney fees includes all charges of the prevailing party’s attorneys and their staff (including without limitation legal assistants, paralegals, word processing, and other support personnel) and any post-petition fees in a bankruptcy court. For purposes of this Lease, the term fees and expenses includes but is not limited to long-distance telephone charges; expenses of facsimile transmission; expenses for postage (including costs of registered or certified mail and return receipts), express mail, or parcel delivery; mileage and all deposition charges, including but not limited to court reporters’ charges, appearance fees, and all costs of transcription; costs incurred in searching records.

26.7      Effect of Failure to Consent; Good Faith and Fair Dealing. The parties acknowledge that the obligation of good faith and fair dealing generally applies to this Lease requiring each party to act reasonably except to the extent explicitly and specifically provided otherwise in this Lease. Such standard shall apply whenever either party has the right or obligation to exercise discretion or make a determination unless explicitly and specifically provided otherwise. Whenever the Lease requires Landlord’s consent or approval, Landlord shall not withhold its approval or consent unreasonably or in bad faith, and Landlord will not unreasonably delay, condition or withhold its response to Tenant’s request for its approval or consent. Landlord will be deemed to have given its consent or approval to any request made by Tenant if Landlord does not respond to Tenant in writing within five (5) days after Landlord’s receipt of the second written request. If Landlord withholds its consent or approval, Landlord shall give Tenant a detailed written statement of the basis for withholding its consent or approval.

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26.8      Waiver of Landlord’s Lien. Landlord hereby waives its right to lien Tenant’s personal property located on the Premises that is provided for in Oregon Revised Statute § 87.162.

26.9      Economic Incentives. The State of Oregon, Lane County, and the City of Springfield have awarded Tenant economic and business incentives in order to locate its customer contact/call center on the Premises. Some of those incentives may be awarded to Landlord as the owner of the Premises. The parties agree that the incentives are solely for the benefit of Tenant and Landlord shall pass through to Tenant the benefit of any and all economic and business incentives awarded to Landlord from state and local governments as a result of Tenant’s occupancy of the Premises, including but not limited to real and personal property tax abatements. Landlord makes no representations or warranties as to the amount or availability of any such incentives.

26.10    Conditions Precedent to Lease. The parties’ obligations under this Lease are conditioned upon Landlord: (a) consummating the purchase of the real property upon which the Premises will be located from Chambers 2000, LLC (“Seller”) pursuant to the Purchase and Sale Agreement (“Agreement”) between Seller and Tenant which shall be assigned to Landlord contemporaneously with this execution of this Lease, and (b) Landlord obtaining a building permit for the Premises. The parties shall diligently pursue closing the purchase of the real property from Seller and obtaining a building permit as soon as reasonable practicable upon execution of this Lease. If the parties are unable to close the purchase contemplated by the Agreement on or before March 31, 2005, either party may terminate this Lease thereafter.

SECTION 27

OPTION TO RENEW

27.1      Provided Tenant is not in default of the Lease beyond applicable notice and cure periods, at the time it exercises this option, Tenant is hereby granted the option to renew this Lease for two (2) extension periods, each of which, at Tenant’s option, may be up to an additional five (5) years each. Such leasing for the renewal term shall be on the same terms and conditions as set forth in this Lease, including Rent.

27.2      If Tenant is interested in exercising the option, Tenant shall provide written notice of its interest not later than fifteen (15) full calendar months prior to the expiration of the Lease Term or the extended Lease Term (in the case of exercising the second option).

27.3      If Tenant exercises the option, Landlord shall execute and deliver to Tenant an amendment to this Lease renewing the Lease Term. Tenant shall execute and deliver the submitted document to Landlord within fifteen (15) business days.

27.4      The rights of Tenant under this Section are not assignable separately from this Lease. Such rights shall be transferable in the event of any assignment of this Lease to an affiliate of Tenant, or in connection with a merger of Tenant into another entity or the acquisition of all or substantially all of the assets of Tenant.

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SECTION 28

RIGHT OF FIRST NEGOTIATION

28.1      Except as provided in Section 29.7, Landlord shall not sell, transfer, convey, exchange, grant an option to purchase, lease or otherwise dispose of any interest in any portion of the Premises without first complying with this Section 28. The provisions of this Section 28 shall apply when Landlord contemplates selling the Premises and Section 29 does not apply.

28.2      If Landlord contemplates offering the Premises for sale, Landlord shall give written notice to Tenant prior to offering the Premises to any third-party or listing it with a commercial real estate broker.

28.3      Tenant shall reply to Landlord’s notice in writing within fourteen (14) days of receipt of Landlord’s notice and such reply shall advise Landlord of Tenant’s desire to enter into negotiations with Landlord for the purchase of the Premises or that Landlord may proceed to offer the Premises to third-parties. If Tenant provides Landlord with notice that it is interested in entering into negotiations with Landlord for the purchase of the Premises, Tenant and Landlord shall attempt in good faith to negotiate a purchase and sale contract for the Premises. Such negotiation shall be concluded within ninety (90) days of Landlord’s original notice to Tenant. If the parties are unable to reach an agreement within said ninety (90) day time frame, Landlord shall be deemed to have complied with this Section 28.

SECTION 29

RIGHT OF FIRST REFUSAL TO PURCHASE

29.1      Landlord shall not sell, transfer, convey, exchange, grant an option to purchase, lease or otherwise dispose of any portion of the Premises without first complying with this Section 29. The provisions of this Section 29 shall apply when Landlord receives from a third party a bona-fide offer to purchase a part, portion, or all of the Premises.

29.2      Landlord shall first give written notice to Tenant. Landlord’s written notice to Tenant shall contain the purchase price and all other terms or conditions of the proposed sale. The terms and conditions of any proposed purchase or sale shall be clear, complete and unambiguous. In order for a proposal by Landlord to be clear, complete, and unambiguous, the proposal must include the form of legally binding contract for the sale to the third party certified by Landlord as being a true and correct copy of the terms and conditions of said sale; such contract shall be in a customary and fair form then in common use for properties of this type in Lane County, Oregon.

29.3      Tenant may elect to accept the proposal, terms and conditions submitted by or to Landlord by giving to Landlord a written response within forty-five (45) days after Tenant’s receipt of Landlord’s notice. If Tenant elects to accept Landlord’s proposal, terms and conditions, then the transaction shall be closed as soon as reasonably practicable and after Title examination and Title Reports.

29.4      If Tenant does not accept Landlord’s proposal, terms and conditions within said forty-five (45) days, then Landlord may thereafter proceed to sell to another person or purchaser on the same terms and conditions as set forth in Section 29.2. Provided however:

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29.4.1   Landlord’s sale to or purchase by another person or purchaser must close within one hundred twenty (120) days from the time Tenant rejects or is deemed to have rejected Landlord’s proposal. If the sale/purchase does not close within said one hundred twenty (120) days, then Landlord must again resubmit the proposal for sale/purchase to Tenant for its further consideration. Tenant’s further consideration and response shall be in a like manner and within fourteen (14) days of receipt of Landlord’s subsequent request; and

29.4.2   If Landlord makes or receives any proposal, term or condition different than the proposal, terms and conditions submitted to Tenant, then Landlord shall once again submit the new/different proposal, terms and conditions to Tenant, for its further consideration. Tenant’s further consideration and responses shall be in a like manner and within a like time as described in Section 29.4.1 above.

29.5      The rights granted to Tenant pursuant to this Section 29 shall be continuous and shall terminate only upon expiration of the Lease Term as the same may be extended pursuant to Section 27. If one or more proposals are made to Tenant and Tenant does not accept the same, and the Property is, in whole or in part, transferred, the right of first refusal granted by this Agreement shall nonetheless apply to subsequent transfers of all or any portion of the Property, except that the forty-five (45) day time frame set forth in Sections 29.3 and 29.4 shall be shortened to thirty (30) days, and the one hundred twenty (120) day time frame set forth in Section 29.4.1 shall be increased to one hundred eighty (180) days.

29.6      ORS 93.040 Notice: “THIS INSTRUMENT WILL NOT ALLOW USE OF THE PROPERTY DESCRIBED IN THIS INSTRUMENT IN VIOLATION OF APPLICABLE LAND USE LAWS AND REGULATIONS. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND TO DETERMINE ANY LIMITS ON LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.930.

“THE PROPERTY DESCRIBED IN THIS INSTRUMENT MAY NOT BE WITHIN A FIRE PROTECTION DISTRICT PROTECTING STRUCTURES. THE PROPERTY IS SUBJECT TO LAND USE LAWS AND REGULATIONS, WHICH, IN FARM OR FOREST ZONES, MAY NOT AUTHORIZE CONSTRUCTION OR SITING OF A RESIDENCE AND WHICH LIMIT LAWSUITS AGAINST FARMING OR FOREST PRACTICES AS DEFINED IN ORS 30.903 IN ALL ZONES. BEFORE SIGNING OR ACCEPTING THIS INSTRUMENT, THE PERSON ACQUIRING FEE TITLE TO THE PROPERTY SHOULD CHECK WITH THE APPROPRIATE CITY OR COUNTY PLANNING DEPARTMENT TO VERIFY APPROVED USES AND EXISTENCE OF FIRE PROTECTION FOR STRUCTURES.”

SECTION 30

OPTION TO PURCHASE

At the expiration of the Lease Term (as the same may be extended pursuant to Section 27), Tenant shall have the option to purchase the Premises from Landlord for a total consideration equal to the fair market value of the Premises at the time the option is exercised. If

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the parties are unable to agree on the fair market value, the option price shall be determined by appraisal. Each party shall appoint a MAI certified appraiser to appraise the Premises. The appointed appraisers shall jointly select a third MAI certified appraiser to appraise the Premises (if they cannot agree, the Lane County Circuit Court shall appoint the third-appraiser). Each appraiser shall independently appraise the Premises, based, in part, on the assumption that the remaining Lease Term is for a period of ten (10) years, and in doing so, each shall take into consideration and shall provide an appropriate discount for the costs Landlord would incur in marketing of the Premises, including but not limited to market rate terminal brokerage commissions and marketing costs, capital costs incurred in order to refurbish the Premises for sale, and the creditworthiness of Tenant. The option price shall be the average of the two closest appraisals. Each party shall pay its own appraiser and evenly split the fee for the third appraiser. Tenant may exercise such option by giving Landlord written notice of Tenant’s election to exercise the option no fewer than fifteen (15) full calendar months before the expiration of the Lease Term as the same may be extended. The acquisition shall be closed on or before the Lease Term expires. Conveyance shall be made by Landlord by means of a statutory warranty deed and shall convey title to the Premises free and clear of encumbrances except the encumbrances existing as of the date of this Lease and any lien or encumbrances Tenant may have caused, permitted, or suffered to attach to the Premises or to Tenant’s interest in the Premises since the date of this Lease. Landlord shall furnish Tenant with a standard owner’s title insurance policy issued by a reputable title insurance company, selected by Landlord and approved by Tenant, which approval shall not be unreasonably withheld. The title insurance shall be at the expense of Landlord and shall be delivered within a reasonable period of time after the closing of such conveyance. The title insurance policy shall contain only the standard printed exceptions and the exceptions permitted on the deed. Proration of taxes and other customary adjustments shall be made as of the closing of the conveyance. The closing shall be in escrow at a reputable escrow company selected by Tenant and approved by Landlord, which approval shall not be unreasonably withheld. The escrow fee and closing costs shall be shared equally by the parties.

SECTION 31

FORCE MAJEURE

As used in this Lease, the term “Force Majeure” means any unanticipated delays which are beyond the reasonable control of Landlord or Tenant, including without limitation, those caused by labor strikes, lock-outs, labor troubles, industry-wide inability to procure materials, failure of power, extraordinary governmental acts, omissions, laws or regulations (such as gas rationing), riots, war, military or usurped governmental power, acts of terrorism, sabotage, fire or other casualty, acts of God (including but not limited to severe weather, tornado or earthquake), material governmental acts, and acts or omissions by the other party, but excluding delays caused by inadequacy of insurance proceeds, financial inability, or lack of suitable financing. Except as otherwise expressly provided herein, if either party is delayed or hindered in or prevented from the performance of any obligation required hereunder by Force Majeure, the time for performance of such obligation shall be extended for the period of the delay, provided that Force Majeure will not excuse prompt and timely payments, including Rent, when due under this Lease except when (A) the Lease Commencement Date is delayed by reason of Force Majeure; or (B) such payment is excused pursuant to other provisions of this Lease. The party experiencing an event of Force Majeure shall: (1) endeavor to notify the other party in writing of the delay within fourteen (14) days of the event giving rise to such delay; (2) use

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reasonable diligence to exhaust all other resources available at reasonable costs to avoid such delay; and (3) use reasonable diligence to pursue completion of the activity that was delayed.

IN WITNESS WHEREOF, Landlord and Tenant have duly executed this Lease Agreement as of the date and year first above written.

LANDLORD	TENANT
WORKSTAGE-OREGON, LLC, a Michigan limited liability company By: /s/ JOHN C. COTRELL Its: John C. Cottrell, Member Date: January 24, 2005	ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation By: /s/ JACK L. WILLIAMS Its: Jack L. Williams President & COO

Exhibits (6):

Exhibit “A” – Legal Description for Premises
Exhibit “B” – Work Letter
Exhibit “C” – Memorandum of Lease
Exhibit “D” –Lease Commencement Agreement

Exhibit “E” – Subordination, Non-Disturbance and Attornment Agreement

Exhibit “F” – List of Initial Improvements

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EXHIBIT “A”

Legal Description for Premises

Situated in the West one-half of Section 15, Township 17 South, Range 3 West of the Willamette Meridian in the City of Springfield, Lane County, State of Oregon and described as follows:

Being (A) all of the lands conveyed to the City of Springfield in that certain Warranty Deed recorded April 3, 1992 in Reel 1753R at Reception Number 9218243 in the Official Records of Lane County, State of Oregon together with (B) a portion of the lands conveyed to the City of Springfield in that certain Deed recorded March 6, 1992 in Reel 1748R at Reception Number 9212917 in that Official Records of Lane County, State of Oregon. The perimeter of said portions being more particularly described as follows:

Beginning at the Southwest corner of said land conveyed by Reception Number 9218243 as said corner lies (A) on the East margin of Interstate Highway No. I-5, (B) on the South line of the Elijah A. Rhea Donation Land Claim No. 44, in Section 15, Township 17 South, Range 3 West of the Willamette Meridian and (C) distant North 89° 59’ 46” East (called North 89° 59’ 20” East per Reception Number 9218243) 1184.28 feet (per deed) from the Southwest corner of said Donation Land Claim; thence, leaving said true point of beginning and along the South line of said lands conveyed by Reception Number 9218243 the following on numbered course: (1) North 89° 59’ 46” East 1235.28 feet along said South line of said Donation Land Claim to the Southeast corner of said lands conveyed by Reception Number 9218243: thence, along the East line of said lands conveyed by Reception Numbers 9818243 and 9212917 the following one numbered course: (2) North 00° 25’ 00” East 689.99 feet to the South margin of Maple Island Road (a 60.00 foot wide right-of-way); thence, leaving said East line of the lands conveyed by Reception Number 9212917 and along said South margin of Maple Island Road and its Westerly prolongation (crossing Sports Way) the following one numbered course: (3) South 89° 59’ 06” West 580.13 feet to the West margin of Sports Way (a 60.00 foot wide right-of-way); thence, along said West margin of Sports Way the following one numbered course: (4) North 00° 15’ 34” East 28.44 feet to a point; thence, leaving said West margin and along the following three numbered courses: (5) North 47° 16’ 13” West 200.40 feet, (6) North 01° 47’ 55” West 99.33 feet, and (7) North 57° 42’ 13” West 480.32 feet to a point on the aforesaid East margin of Interstate Highway No. I-5; and thence, along said East margin (being common with the West lines of the lands conveyed by Reception Numbers 9218243 and 9212917) along the following one numbered course: (8) South 04° 54’ 34” West 1214.69 feet to the true point of beginning.

1 – EXHIBIT “A”

pdx/112037/138180/KMP/1247874.9

EXHIBIT “B”

WORK LETTER

(Build to Suit/Tenant Improvements Constructed by Landlord)

A.         Landlord agrees to do all work required of Landlord hereunder (“Landlord’s Work”) at its sole cost and expense and in accordance with the approved Plans and Outline described in Schedule 1 to this Work Letter, which is incorporated herein by this reference (collectively, the “Plans”).

Landlord’s Work shall include, without limitation, all of the following:

(1)        The Premises shall be Substantially Completed in accordance with the Plans, with all utility services, equipment and systems therein fully operational.

(2)        Landlord shall deliver the Premises to Tenant in a neat and clean condition.

(3)        All improvements, without limitation, the paving and striping of parking areas and installation of light standards) shall be Substantially Completed; in addition, such street, storm drainage, traffic signalization, and other offsite improvements required for the Premises to open for business and Tenant to receive the “Certificate of Occupancy” (as defined in Paragraph E below) shall be substantially completed.

(4)        The Premises shall be in full compliance with all laws, codes, regulations and other governmental requirements including, without limitation, “The Americans with Disabilities Act,” and Tenant shall be in a position to receive the Certificate of Occupancy from the appropriate municipal authority for the use and occupancy of the Premises, subject only to completion of Tenant’s Work and any of Landlord’s Work which, by its nature, cannot be completed until Tenant’s Work has been completed.

(5)        The Premises shall be free from asbestos containing material and other Hazardous Substances.

B.         At least thirty (30) days prior to the date Landlord intends to deliver the Premises to Tenant, Landlord shall deliver to Tenant written notice stating the date by which the Premises will be Substantially Complete (which notice and the date specified therein are referred to as the “Delivery Notice” and “Delivery Date,” respectively). It is understood that such Delivery Notice is essential to the coordination and timing of Tenant’s work and pre-opening activities, including the ordering of long lead-time fixtures and equipment. Landlord’s delivery of the Delivery Notice and the passage of thirty (30) days thereafter shall be a condition precedent to the Lease Commencement Date.

C.         Landlord and Tenant agree that any changes to the Plans shall require the prior written approval of Tenant. Tenant shall further be entitled to make changes to the Plans only to the extent necessary to accommodate interior, nonstructural changes in the Premises provided (i) Tenant promptly pays to Landlord the reasonable increased cost of construction, if any, which is

1 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

occasioned by such revisions; (ii) Tenant promptly pays to Landlord the reasonable cost of architect’s fees and engineering costs, if any, occasioned by such revisions; and (iii) if any such revisions delay completion of Landlord’s Work, then, for the purpose of determining the Lease Commencement Date, Landlord shall have one (1) additional day for each day completion of Landlord’s Work is delayed by reason of such revisions beyond December 23, 2005. All said changes shall be documented in the from of a construction change order, which shall document the change and reason for change. Any cost associated with said change shall be paid to Landlord within thirty (30) days of the execution of the change order, and shall include an amount for the general contractor of eight percent (8%) for overhead and seven percent (7%) for profit.

D.         Landlord shall, at its own sole expense, obtain all governmental permits, approvals, authorizations and entitlements required for performance of Landlord’s Work, occupancy of the Premises for the purposes permitted under the terms of this Lease (collectively “Permits”). It is understood that Landlord is solely responsible for payment of any and all fees, tariffs, taxes or other charges, howsoever denominated, which may be levied or assessed by any governmental or quasi-governmental agency or utility company in connection with issuance of such Permits, including, without limitation, building permit, plan check, inspection, utility connection, and school fees; provided, however, the term “Permits” as used herein shall not include Tenant’s business licenses, which shall be obtained by Tenant at its expense. Landlord shall furnish to Tenant copies of all Permits within fifteen (15) days after issuance of same, but in no event later than the Delivery Date.

E.         Notwithstanding (i) any provisions of this Lease to the contrary, (ii) the delivery to Tenant of an architect’s certificate of completion, and (iii) any tender of delivery of possession of the Premises, Landlord’s Work shall not be deemed substantially complete, the Delivery Date shall not be deemed to have occurred, Tenant shall have no obligation to accept possession of the Premises, nor shall Tenant be obligated to pay Base Rent or Additional Rent, until a temporary certificate of occupancy (or its equivalent) has been issued or is available for immediate issuance upon completion of Tenant’s work (“Certificate of Occupancy”).

F.         Tenant shall have the right to come onto the Premises in order to observe the performance of Landlord’s Work, take measurements and commence Tenant’s work, including fixturing, even while Landlord is completing Landlord’s Work, but such entry by Tenant shall be at Tenant’s sole risk and shall not be deemed a waiver of Landlord’s obligation fully to complete Landlord’s Work. Any such entry and work performed by Tenant prior to the Delivery Date shall be performed in a manner that does not materially interfere with the completion of Landlord’s Work. Landlord and Tenant agree, to the extent reasonably possible, to coordinate their work in the Premises to the end that Landlord’s Work and Tenant’s work may be completed on the earliest date reasonably practicable.

G.         To the extent there is a conflict in the provisions of this Work Letter and the Plans, the Plans shall govern.

2 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

SCHEDULE 1

TO

WORK LETTER

TO

LEASE AGREEMENT BETWEEN

WORKSTAGE-OREGON, LLC (“Landlord”)

AND

ROYAL CARIBBEAN CRUISES LTD. (“Tenant”)

DATED JANAURY 24, 2005 (the “Lease”)

The parties are delivering the following materials on the date hereof. These materials constitute the “Plans and Outlines” referred to the in Work Letter and collectively comprise the work required of Landlord pursuant to the Lease:

PART A

Geotechnical Investigation for the proposed
Workstage: Royal Caribbean Cruises, Ltd. - ConnectWest Call Center in
Springfield, Oregon
Dated: December 21, 2004
Pages: 56
Prepared by: Foundation Engineering, Inc.

PART B

Phase I Environmental Site Assessment, TL1001, Lane County Map
#17-03-15
Dated: December 20, 2003
Pages: 52
Prepared by: GeoScience, Inc.

PART C

Project Manual Bidding Documents for:
Excavation/Site Utilities/Asphalt Paving/Site Concrete
Volume 1 of 1, Bid Package "A"
Includes documents within the following table of contents:

Civil Construction Documents (Private)
C1.0 – Erosion and Sediment Control Plan
C1.1 – Erosion and Sediment Control Notes and Details
C2.0 – Horizontal Control Plan
C3.0 – Site Storm Drain Plan
C4.0 – Site Sanitary Sewer, Water and Gas Distribution Plan
C5.0 – Site Paving Plan
C5.1 – Paving Details

3 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

C6.0 – Civil Details, General Notes, Civil and Survey Legends

L1.0 – Site Plan (CMcGS)
L2.0 – Vertical Control Plan (CMcGS)
L3.0 – Tree and Soil Preparation Plan (CMcGS)

Land Drainage Alteration Permit (LDAP)
EC1.0 – Erosion and Sediment Control Plan (Same as C1.0)
EC1.1 – Erosion and Sediment Control Notes and Details (Same as
C1.1)
L1.0 – Site Plan (CMcGS)
L2.0 – Vertical Control Plan (CMcGS)
L3.0 – Tree and Soil Preparation Plan (CMcGS)

Public Improvement Plans (PIP)
C100 – Cover Sheet
C200 – Site Index Map
C300 – Public Storm Sewer Plan: Station 0+00 to 5+00
C400 – Public Storm Sewer Plan: Station 5+00 to 8+34.4
C500 – Sports Way and Maple Island Drive Modified Right-of-Way
Transition
C600 – Sports Way and Maple Island Drive Street Lighting
Modifications
C600A – Sports Way Street Lighting Modifications
C700 – Trench Sections and Details
C800 – Public Storm Swale Clearing and Maintenance Plan:
Station 0+00 to 4+00 (Work performed by others)
C900 – Public Storm Swale Clearing and Maintenance Plan:
Station 4+00 to 6+90 (Work performed by others)
EC1.0 – Erosion and Sediment Control Plan (Same as C1.0)
EC1.1 – Erosion and Sediment Control Notes and Details (Same as
C1.1)

Civil Construction Specification Sections
02200 – Earthwork
02240 – Trenching & Backfill
02430 – Storm Drain
02435 – Sanitary Sewer
02440 – Manholes
02450 – Water Distribution
02513 – Asphaltic Concrete Paving
02520 – Cast-in-place Concrete Curbs, Gutters, Walks &
Pavements

4 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

02525 – Extruded Concrete Curbs

PART D

Owner Review Package
Dated: January 14, 2005
Royal Caribbean Cruises, Ltd. - ConnectWest
Specifications and Drawing Index with the following table of contents:

SPECIFICATIONS

|---------+-----------------------------------------------------|

|DIV	|SECTION TITLE	|

|---------+-----------------------------------------------------|

SERIES 0 BIDDING REQUIREMENTS
00851	DRAWING INDEX

DIVISION 1 - GENERAL REQUIREMENTS
01352	LEED REQUIREMENTS

DIVISION 3 - CONCRETE
03450	ARCHITECTURAL PRECAST CONCRETE

DIVISION 5 - METALS
05500	METAL FABRICATIONS
05511	METAL STAIRS
05521	PIPE AND TUBE RAILINGS
05716	STEEL CABLE RAILING SYSTEM

DIVISION 6 - WOOD AND PLASTICS
06105	MISCELLANEOUS CARPENTRY
06202	INTERIOR FINISH CARPENTRY
06402	INTERIOR ARCHITECTURAL WOODWORK
06650	SOLID POLYMER FABRICATIONS
06670	PERMALIFE (PVC) FABRICATIONS

DIVISION 7 - THERMAL AND MOISTURE PROTECTION
07141	COLD FLUID-APPLIED WATERPROOFING
07190	WATER REPELLENTS
07210	BUILDING INSULATION
07412	METAL WALL PANELS
07540	THERMOPLASTIC MEMBRANE ROOFING
07720	ROOF ACCESSORIES
07841	THROUGH-PENETRATION FIRESTOP SYSTEMS

5 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

07920	JOINT SEALANTS

DIVISION 8 - DOORS AND WINDOWS
08111	STANDARD STEEL DOORS AND FRAMES
08211	FLUSH WOOD DOORS
08311	ACCESS DOORS AND FRAMES
08620	UNIT SKYLIGHTS
08630	METAL-FRAMED SKYLIGHTS
08800	GLAZING
08816	DECORATIVE GLASS
08830	MIRRORS
08911	GLAZED ALUMINUM CURTAIN WALLS

DIVISION 9 - FINISHES
09111	NON-LOAD-BEARING STEEL FRAMING
09250	GYPSUM BOARD
09310	CERAMIC TILE
09511	ACOUSTICAL PANEL CEILINGS
09547	CURVING WOOD CEILING SYSTEM
09548	MODULAR WOOD CEILING SYSTEM
09622	RESILIENT SPORTS-FLOOR COVERINGS
09638	STONE PAVING AND FLOORING
09651	RESILIENT FLOOR TILE
09681	CARPET TILE
09720	WALL COVERINGS
09770	PREFINISHED PANELS - INTERIORS
09911	EXTERIOR PAINTING
09912	INTERIOR PAINTING
09960	HIGH-PERFORMANCE COATINGS

DIVISION 10 - SPECIALTIES
10155	TOILET COMPARTMENTS
10191	CUBICLE CURTAINS AND TRACKS
10265	IMPACT-RESISTANT WALL PROTECTION
10270	ACCESS FLOORING
10506	WOOD LOCKERS
10520	FIRE-PROTECTION SPECIALTIES
10650	AUTOMATIC VERTICALLY FOLDING ACOUSTICAL WALLS
10801	TOILET AND BATH ACCESSORIES

DIVISION 11 - EQUIPMENT
11132	PROJECTION SCREENS
11160	LOADING DOCK EQUIPMENT

DIVISION 12 - FURNISHINGS
12484	FLOOR MATS AND FRAMES

6 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

DIVISION 14 - CONVEYING SYSTEMS
14240	HYDRAULIC ELEVATORS

END OF TABLE OF CONTENTS

DRAWINGS
SECTION 00851 - DRAWING INDEX

T1.1	TITLE SHEET
I1.1	INDEX

STRUCTURAL
S1.0	OVERALL STRUCTURAL PLANS
S1.1A	FOUNDATION PLAN ZONE "A"
S1.1B	FOUNDATION PLAN ZONE "B"
S1.1C	FOUNDATION PLAN ZONE "C"
S1.1D	FOUNDATION PLAN ZONE "D"
S2.1A	LOWER ROOF FRAMING PLAN ZONE "A"
S2.1B	LOWER ROOF FRAMING PLAN ZONE "B"
S2.1C	LOWER ROOF FRAMING PLAN ZONE "C"
S2.1D	LOWER ROOF FRAMING PLAN ZONE "D"
S2.2A	CLERESTORY FLOOR FRAMING PLAN ZONE "A"
S2.2B	CLERESTORY FLOOR FRAMING PLAN ZONE "B"
S2.3A	HIGH ROOF FRAMING PLAN ZONE "A"
S2.3B	HIGH ROOF FRAMING PLAN ZONE "B"
S4.1	CANOPY FOUNDATION PLAN AND DETAILS
S4.2	CANOPY FRAMING AND DETAILS
S5.1	BRACING ELEVATIONS
S5.2	BRACING ELEVATIONS
S5.3	ELEVATIONS
S6.0	GENERAL STRUCTURAL NOTES
S6.1	FOUNDATION SECTIONS AND DETAILS
S6.2	FOUNDATION SECTIONS AND DETAILS
S6.3	FRAMING SECTIONS AND DETAILS
S6.4	FRAMING SECTIONS AND DETAILS

ARCHITECTURAL
A1.0	OVERALL FIRST AND MEZZANINE LEVEL FLOOR PLANS
A1.1A	FIRST LEVEL FLOOR PLAN ZONE "A"
A1.1B	FIRST LEVEL FLOOR PLAN ZONE "B"
A1.1C	FIRST LEVEL FLOOR PLAN ZONE "C"
A1.1D	FIRST LEVEL FLOOR PLAN ZONE "D"
A1.2A	MEZZANINE LEVEL FLOOR PLAN ZONE "A"
A1.2B	MEZZANINE LEVEL FLOOR PLAN ZONE "B"
A1.3A	CLERESTORY FLOOR PLAN ZONE "A"

7 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

A1.3B	CLERESTORY FLOOR PLAN ZONE "B"
A2.0	INTERIOR PARTITIONS
A2.1	INTERIOR PARTITIONS
A2.2	DOOR SCHEDULE AND DETAILS
A2.3	ROOM FINISH SCHEDULE
A2.4	ROOM FINISH SPECIFICATIONS AND NOTES
A3.1A	FIRST LEVEL REFLECTED CEILING PLAN ZONE "A"
A3.1B	FIRST LEVEL REFLECTED CEILING PLAN ZONE "B"
A3.1C	FIRST LEVEL REFLECTED CEILING PLAN ZONE "C"
A3.1D	FIRST LEVEL REFLECTED CEILING PLAN ZONE "D"
A3.2A	MEZZANINE LEVEL REFLECTED CEILING PLAN ZONE "A"
A3.2B	MEZZANINE LEVEL REFLECTED CEILING PLAN ZONE "B"
A3.3	CEILING DETAILS
A4.1	ROOF PLAN AND DETAILS
A4.2	ROOF DETAILS
A5.1	EXTERIOR ELEVATIONS
A5.2	EXTERIOR ELEVATIONS
A5.3	EXTERIOR ELEVATIONS
A6.0	BUILDING SECTIONS
A6.1	CENTRUM BUILDING SECTIONS
A6.2	WALL SECTIONS
A6.3	WALL SECTIONS
A6.4	WALL SECTIONS
A6.5	WALL SECTIONS
A6.9	SECTION DETAILS
A6.10	DETAILS
A7.1	ENLARGED FLOOR PLANS
A7.2	ELEVATIONS
A7.3	ELEVATIONS AND DETAILS
A8.1	INTERIOR ELEVATIONS
A8.2	INTERIOR ELEVATIONS
A8.3	INTERIOR ELEVATIONS
A8.4	INTERIOR ELEVATIONS
A8.5	INTERIOR ELEVATIONS
A8.6	INTERIOR ELEVATIONS
A8.7	INTERIOR ELEVATIONS
A8.8	INTERIOR ELEVATIONS
A8.9	INTERIOR ELEVATIONS
A9.1	ELEVATOR PLANS, SECTIONS AND DETAILS
A9.2	PASSENGER ELEVATOR SECTIONS
A9.3	STAIR NO.1 ENLARGED PLANS, SECTIONS AND DETAILS
A9.4	STAIR PLANS, SECTIONS AND DETAILS

PLUMBING
UP0.1	PLUMBING SPECIFICATIONS

8 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

UP0.2	PLUMBING SPECIFICATIONS, PLUMBING FIXTURE SCHEDULE
UP1.1A	UNDERGROUND PLUMBING PLAN – ZONE A
UP1.1B	UNDERGROUND PLUMBING PLAN – ZONE B
UP1.1C	UNDERGROUND PLUMBING PLAN – ZONE C
UP1.1D	UNDERGROUND PLUMBING PLAN – ZONE D
UP2.1	ENLARGED UNDERGROUND PLUMBING PLANS
P0.1	PLUMBING FIXTURE SCHEDULE, GENERAL NOTES,
LEGENDS
P1.1A	FIRST LEVEL PLUMBING PLAN – ZONE "A"
P1.1B	FIRST LEVEL PLUMBING PLAN – ZONE "B"
P1.1C	FIRST LEVEL PLUMBING PLAN – ZONE "C"
P1.1D	FIRST LEVEL PLUMBING PLAN – ZONE "D"
P1.2A	SECOND LEVEL PLUMBING PLAN – ZONE "A"
P1.2B	SECOND LEVEL PLUMBING PLAN – ZONE "B"
P2.1	ENLARGED PLUMBING FLOOR PLAN
P2.2	ENLARGED PLUMBING PLAN
P2.3	ENLARGED PLUMBING PLANS
P2.4	ENLARGED PLUMBING PLANS
P2.5	ENLARGED PLUMBING PLANS
P3.1	WASTE & VENT RISER DIAGRAMS
P3.2	WASTE & VENT RISER DIAGRAMS
P4.1	PLUMBING DETAILS

MECHANICAL
UM1.0	UNDERGROUND MECHANICAL PLAN
M0.1	MECHANICAL GENERAL NOTES AND LEGEND
M1.1A	FIRST LEVEL MECH. PLAN ZONE "A"
M1.1B	FIRST LEVEL MECH. PLAN ZONE "B"
M1.1C	FIRST LEVEL MECH. PLAN ZONE "C"
M1.1D	FIRST LEVEL MECH. PLAN ZONE "D"
M1.2A	MEZZANINE LEVEL MECH. PLAN ZONE "A"
M1.2B	MEZZANINE LEVEL MECH. PLAN ZONE "B"

ELECTRICAL
UE1.1A	UNDERGROUND ELECTRICAL PLAN – ZONE A
UE1.1B	UNDERGROUND ELECTRICAL PLAN – ZONE B
UE1.1C	UNDERGROUND ELECTRICAL PLAN – ZONE C
UE1.1D	UNDERGROUND ELECTRICAL PLAN – ZONE D
UE2.0	UNDERGROUND SITE PLAN
ES1.0	SITE LIGHTING PLAN
E0.1	ELECTRICAL LEGEND NOTES & INFORMATION
E1.1A	FIRST LEVEL LIGHTING PLAN ZONE "A"
E1.1B	FIRST LEVEL LIGHTING PLAN ZONE "B"
E1.1C	FIRST LEVEL LIGHTING PLAN ZONE "C"
E1.1D	FIRST LEVEL LIGHTING PLAN ZONE "D"

9 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

E1.2A	MEZZANINE LEVEL LIGHTING PLAN ZONE "A"
E1.2B	MEZZANINE LEVEL LIGHTING PLAN ZONE "B"
E2.1A	FIRST LEVEL POWER PLAN ZONE "A"
E2.1B	FIRST LEVEL POWER PLAN ZONE "B"
E2.1C	FIRST LEVEL POWER PLAN ZONE "C"
E2.1D	FIRST LEVEL POWER PLAN ZONE "D"
E2.2A	MEZZANINE LEVEL LIGHTING PLAN ZONE "A"
E2.2B	MEZZANINE LEVEL LIGHTING PLAN ZONE "B"
E3.1A	FIRST LEVEL SPECIAL SYSTEMS PLAN ZONE "A"
E3.1B	FIRST LEVEL SPECIAL SYSTEMS PLAN ZONE "B"
E3.1C	FIRST LEVEL SPECIAL SYSTEMS PLAN ZONE "C"
E3.1D	FIRST LEVEL SPECIAL SYSTEMS PLAN ZONE "D"
E4.2	ENLARGED CAFETERIA POWER PLAN
E5.1A	RISER DIAGRAM ELECTRICAL
E6.1	ELECTRICAL DETAILS

FIRE PROTECTION
F1.1A	FIRST LEVEL FIRE PLAN ZONE "A"
F1.1B	FIRST LEVEL FIRE PLAN ZONE "B"
F2.1A	MEZZANINE LEVEL FIRE PLAN ZONE "A"

END OF DRAWING INDEX

PART E

Workstage Outline Specifications

Dated: January 20, 2005

Pages: 6

Workstage Mechanical Outline Specifications

Dated: January 20, 2005

Pages: 6

Workstage Electrical Outline Specifications

Dated: January 20, 2005

Pages: 8

10 – EXHIBIT “B”

pdx/112037/138180/KMP/1247874.9

EXHIBIT “C”

MEMORANDUM OF LEASE

AFTER RECORDING RETURN TO:

Kristine M. Pizzuti

Schwabe, Williamson & Wyatt, P.C.

1211 SW Fifth Avenue, Suites 1700

Portland, Oregon 97204

MEMORANDUM OF LEASE

WORKSTAGE - OREGON, LLC, a Michigan limited liability company (“Landlord”) and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation (“Tenant”), entered into a Lease Agreement dated January 24, 2005 (the “Lease”), wherein Landlord leased to Tenant the real property described on Exhibit “A” attached hereto (the “Property”).

This Memorandum of Lease does not alter the Lease, but rather is recorded to give notice of the Lease. The terms and provisions of the Lease not described herein are more particularly set forth in the Lease, to which reference is here made for all purposes. The term of the Lease commences on or about December 23, 2005, and expires on December 22, 2025; however, at its option, Tenant may extend the Lease for two (2) successive consecutive five (5) year periods. Tenant has the following additional rights pursuant to the Lease: (a) an option to purchase the Property; (b) a right of first refusal to purchase the Property; and (c) a right of first negotiation to purchase the Property.

The parties have executed this Memorandum of Lease as of the 24th day of January, 2005.

LANDLORD	TENANT
WORKSTAGE-OREGON, LLC, a Michigan limited liability company By: _____________________________ Its: _____________________________ Date: ___________________________	ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation By: _____________________________ Its: _____________________________ Date: ___________________________

(Notarial acknowledgments follow on next page)

1 – EXHIBIT “C”

pdx/112037/138180/KMP/1247874.9

STATE OF ______________	)
) ss.
County of _______________	)

This instrument was acknowledged before me this _________ day of ______________, 2005, by ___________________________________ as ______________________________ of Workstage-Oregon, LLC, a Michigan limited liability company.

NOTARY PUBLIC FOR _____________________

My Commission Expires: ____________________

STATE OF ______________	)
) ss.
County of ______________	)

This instrument was acknowledged before me this _________ day of _______________, 2005, by _______________________ as _____________________ of Royal Caribbean Cruises, Ltd., a Liberian corporation.

NOTARY PUBLIC FOR ___________________

My Commission Expires: __________________

2 – EXHIBIT “C”

pdx/112037/138180/KMP/1247874.9

EXHIBIT A

Legal Description

1 – EXHIBIT “A”

pdx/112037/138180/KMP/1247874.9

EXHIBIT “D”

LEASE COMMENCEMENT AGREEMENT

To lease dated the ______ day of ________________, 200___between Workstage-Oregon, LLC, “Landlord” and Royal Caribbean Cruises Ltd. “Tenant”, demising the Property described on the attached Exhibit “A”.

Pursuant to the provisions of the aforementioned lease, Landlord and Tenant intending to be legally bound hereby, agree to the following: 1) The term of said lease commenced on the ______ day ____________________ of 200___; 2) Rent commenced on the ______ day of ____________________, 200___; and 3) Said lease shall terminate on the ______ day of ____________________, 200___, unless sooner terminated or extended as therein provided.

Tenant agrees that as of and through the date hereof, Landlord has delivered the Premises Substantially Complete, as that term is defined in the lease.

IN WITNESS WHEREOF, the Landlord hereto has duly executed this supplement to said lease as of the ______ day of ____________________, 200___, and the Tenant as of the ______ day of ____________________, 200___.

LANDLORD:
Workstage-Oregon, LLC

By:_________________________
Name:_______________________
Its:_________________________

TENANT:
Royal Caribbean Cruises Ltd.

By:_________________________
Name:_______________________
Its:_________________________

1 – EXHIBIT “D”

pdx/112037/138180/KMP/1247874.9

EXHIBIT “E”

AFTER RECORDING RETURN TO:

Kristine M. Pizzuti

Schwabe, Williamson & Wyatt, P.C.

1211 SW Fifth Avenue, Suites 1700

Portland, Oregon 97204

SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT

THIS SUBORDINATION, NON-DISTURBANCE AND ATTORNMENT AGREEMENT (“Agreement”), made as of the _____ day of ______________, 2005, by and between __________________, a _____________________ [corporation] [limited] [general] [partnership] [national banking association], having an office at ____________________ (“Mortgagee”) and ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation, having an office at _________________________________________ (“Tenant”).

W I T N E S S E T H:

A.         Mortgagee is the holder of a mortgage or beneficiary of a deed of trust (“Mortgage”) covering a parcel of land owned by WORKSTAGE-OREGON, LLC, a Michigan limited liability company (“Landlord”) together with the improvements [to be] erected thereon (said parcel of land and improvements thereon being hereinafter referred to as the “Premises” and being more particularly described on Exhibit “A” attached hereto and made a part hereof); and

B.         By a certain lease heretofore entered into between Landlord and Tenant dated as of January 11, 2005 (the “Lease”), Landlord leased to Tenant the Premises;

C.         A copy of the Lease has been delivered to Mortgagee, the receipt of which is hereby acknowledged;

D.         The Lease provides that the Lease shall become subject and subordinate to a mortgage encumbering the fee interest of Landlord in and to the Premises if and when a non-disturbance agreement is entered into with respect to such mortgage; and

E.         The parties hereto desire to effect the subordination of the Lease to the Mortgage and to provide for the non-disturbance of Tenant by Mortgagee.

NOW, THEREFORE, in consideration of the premises and of the mutual covenants and agreements herein contained, the parties hereto, intending to be legally bound hereby, agree as follows:

1.          Mortgagee hereby consents to and approves the Lease and the term thereof, including the options to extend the term as set forth in the Lease, and covenants and agrees that

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the exercise by Tenant of any of the rights, remedies and options therein contained shall not constitute a default under the Mortgage.

2.          Tenant covenants and agrees with Mortgagee that the Lease and all other interests of Tenant in the Premises, whether now owned or hereafter acquired, shall at all times be subject to and subordinate in all respects to the lien of the Mortgage, and to all modifications and extensions thereof, subject, however, to the provisions of this Agreement.

3.          Mortgagee agrees that so long as the Lease shall be in full force and effect, and so long as Tenant shall not be in default under the Lease beyond any applicable notice and grace period:

a.          Tenant shall not be named or joined as a party or otherwise in any suit, action or proceeding for the foreclosure of the Mortgage or to enforce any rights under the Mortgage or the bond or note or other obligation secured thereby;

b.          The possession by Tenant of the Premises and Tenant’s rights thereto shall not be disturbed, affected or impaired by, nor will the Lease or the term thereof be terminated or otherwise affected by (i) any suit, action or proceeding brought upon the Mortgage or the bond or note or other obligation secured thereby, or for the foreclosure of the Mortgage or the enforcement of any rights under the Mortgage, or by any judicial sale or execution or other sale of the Premises, or any deed given in lieu of foreclosure, or by the exercise of any other rights given to any holder of the Mortgage or other documents as a matter of law, or (ii) any default under the Mortgage or the bond or note or other obligation secured thereby; and

c.          All condemnation awards and insurance proceeds paid or payable with respect to the Premises shall be applied and paid in the manner set forth in the Lease.

4.          If Mortgagee or any future holder of the Mortgage shall become the owner of the Premises by reason of foreclosure of the Mortgage or otherwise, or if the Premises are sold as a result of any action or proceeding to foreclose the Mortgage, or transfer of ownership by deed given in lieu of foreclosure, the Lease shall continue in full force and effect, without necessity for executing any new lease, as a direct lease between Tenant and the then owner of the Premises, as “landlord”, upon all of the same terms, covenants and provisions contained in the Lease, and in such event:

a.          Tenant shall be bound to such new owner under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Option Periods, if Tenant elects or has elected to exercise its options to extend the term) and Tenant hereby agrees to attorn to such new owner and to recognize such new owner as “landlord” under the Lease; and

b.          Such new owner shall be bound to Tenant under all of the terms, covenants and provisions of the Lease for the remainder of the term thereof (including the Renewal Option Periods, if Tenant elects or has elected to exercise its options to extend the term) which such new owner hereby agrees to assume and perform and Tenant shall, from and after the date such new owner succeeds to the interest of “landlord” under the Lease, have the same remedies against such new owner for the breach of any covenant contained in the Lease that

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Tenant might have had under the Lease against Landlord if such new owner had not succeeded to the interest of “landlord” provided, however, that such new owner shall not be:

(i)         liable for any act or omission of any prior landlord (including Landlord) occurring prior to the date of such new owner’s acquisition of Landlord’s interest in the Premises;

(ii)         subject to any defenses which Tenant may have against any prior landlord (including Landlord) unless 1) resulting from any default or breach by such prior landlord which continues following Tenant’s written notice to Mortgagee beyond any applicable cure period (which notice shall be made to Mortgagee in accordance with the terms of the Lease), and 2) such default or breach by such prior landlord continues beyond any applicable cure period from and after the date upon which the new owner succeeds to the interest of such prior landlord;

(iii)        subject to any offsets which Tenant may have against any prior landlord, except to the extent such offsets are expressly provided under the Lease and Mortgagee has received written notice thereof and the opportunity to cure within the applicable time periods set forth in the Lease (it being further agreed that offsets under the Lease that were deducted by Tenant prior to the date upon which the new owner succeeds to the interest of such prior landlord shall not be subject to challenge);

(iv)        bound by any fixed rent or additional rent which Tenant might have paid for more than one month in advance of its due date under the Lease to any prior landlord (including Landlord), unless such additional rent is paid in accordance with the applicable provisions of the Lease;

(v)        bound by any amendment or modification of the Lease made without its consent; notwithstanding the foregoing, Mortgagee acknowledges that the Lease specifically provides for amendments thereof upon the occurrence of certain events described in the Lease (such as, for example, an amendment to the Lease confirming the measurement of the Premises), and, by its execution below, Mortgagee agrees to recognize such amendments as part of the Lease, and Mortgagee further agrees that such new owner shall also be bound by such amendment(s) to the Lease, without any consent on the part of Mortgagee or such new owner;

(vi)        bound by any provision of the Lease which prohibits or limits Mortgagee’s right to sell the Premises and/or assign the Landlord’s interest in the Lease and Mortgagee shall have the right to assign its rights and interest in the Lease and this Agreement without the consent of Tenant;

(vii)       liable to Tenant under any indemnification (or for breach of any covenant, representation or warranty) contained in the Lease regarding hazardous materials or environmental matters existing or arising prior to the date of Lender’s acquisition of Landlord’s interest in the Premises;

(viii)      liable to Tenant for construction of any improvements on the Premises;

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(ix)        liable for any construction warranties or other warranties given by the Landlord in the Lease including, but not limited to, warranties regarding title, zoning or compliance of the Premises with applicable laws; or

(x)        bound by any agreement to assume or pay any obligations of Tenant.

5.          Tenant will notify Mortgagee in writing of any default by Landlord under the Lease which would entitle Tenant to terminate the Lease or abate the rent payable thereunder and agrees that notwithstanding any provision of the Lease, no notice of termination thereof nor any abatement shall be effective unless Mortgagee has received the aforesaid notice and has failed to cure the subject default within the same time period allowed Landlord under the Lease. It is understood that the abatement provisions of this Section relate to abatements by reason of Landlord’s default and do not apply to provisions of the Lease whereby Tenant has the automatic right to abate rentals such as, for example, abatement upon casualty or condemnation.

6.          Neither the Mortgage nor any other security instrument executed in connection therewith shall encumber or be construed as subjecting in any manner to the lien thereof, any trade fixtures, signs or other personal property at any time furnished or installed by or for Tenant or its subtenants or licensees on the aforementioned property regardless of the manner or mode of attachment thereof.

7.          Any notices of communications given under this Agreement shall be in writing and shall be given by registered or certified mail, return receipt requested, postage prepaid, (a) if to Mortgagee, at the address of Mortgagee as hereinabove set forth or at such other address or persons as Mortgagee may designate by notice in the manner herein set forth, or (b) if to Tenant, at the address of Tenant as hereinabove set forth, “Attn: VP, Chief Human Resource Officer”, with a duplicate copy to “General Counsel”, or such other address or persons as Tenant may designate by notice in the manner herein set forth. All notices given in accordance with the provisions of this Section shall be effective upon receipt (or refusal of receipt) at the address of the addressee.

8.          This Agreement shall bind and inure to the benefit of and be binding upon and enforceable by the parties hereto and their respective successors, assigns, and sublessees.

9.          This Agreement contains the entire agreement between the parties and cannot be changed, modified, waived or canceled except by an agreement in writing executed by the party against whom enforcement of such modification, change, waiver or cancellation is sought.

10.        This Agreement and the covenants herein contained are intended to run with and bind all lands affected thereby.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the day and year first above written.

MORTGAGEE: _______________________

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By:
Name:
Title:

TENANT:
ROYAL CARIBBEAN CRUISES LTD., a Liberian corporation

By:
Name:
Title:
STATE OF ______________	)
	)	: ss.
COUNTY OF ____________	)

This instrument was acknowledged this ___ day of ____________, 200__, by ________________________ as _______________________ of _______________________..

Notary Public

My Commission Expires:

STATE OF ______________	)
	)	: ss.
COUNTY OF ____________	)

This instrument was acknowledged this ___ day of ____________, 200__, by ________________________ as _______________________ of Royal Caribbean Cruises Ltd., a Liberian corporation, on behalf of said corporation.

Notary Public

My Commission Expires:

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EXHIBIT “F”

List of Initial Improvements

Special light fixtures for lighting art work

Artwork attached to the building

A/V equipment

Kitchen equipment

Exterior furniture

CCTV/Security system

Card access system

Generators

1 – EXHIBIT “F”

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